                                                                     EXHIBIT 4.3


                                  $800,000,000


                                CREDIT AGREEMENT



                                      among

                        SYBRON INTERNATIONAL CORPORATION,


                               The Several Lenders
                        from Time to Time Parties Hereto

                                  BANK ONE, NA,
                             as Documentation Agent,

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent,



                                       and



                            THE CHASE MANHATTAN BANK
                             as Administrative Agent





                          Dated as of December 1, 2000





                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS



                                                                                                                 Page
                                                                                                                 ----


 SECTION 1.         DEFINITIONS...................................................................................1

           1.1.   Defined Terms...................................................................................1
           1.2.   Other Definitional Provisions..................................................................19

 SECTION 2.         AMOUNT AND TERMS OF LOANS....................................................................19

           2.1.   Revolving Credit Commitments...................................................................19
           2.2.   Procedure for Revolving Credit Borrowing.......................................................20
           2.3.   Multicurrency Subfacility......................................................................20
           2.4.   CAF Advances...................................................................................20
           2.5.   Procedure for CAF Advance Borrowing............................................................21
           2.6.   CAF Advance Payments...........................................................................24
           2.7.   Certain Restrictions...........................................................................24
           2.8.   Facility Fees..................................................................................24
           2.9.   Utilization Fees...............................................................................25
           2.10.  Optional Termination or Reduction of Revolving Credit Commitments..............................25
           2.11.  Term Commitments...............................................................................26
           2.12.  Procedure for Term Loan Borrowing..............................................................26
           2.13.  Repayment of Term Loans........................................................................26
           2.14.  Optional Prepayments...........................................................................26
           2.15.  Mandatory Prepayments and Commitment Reductions................................................27
           2.16.  Swing Line Commitments.........................................................................27
           2.17.  Conversion and Continuation Options............................................................29
           2.18.  Maximum Number of Tranches.....................................................................29
           2.19.  Interest Rates and Payment Dates...............................................................29
           2.20.  Computation of Interest and Fees...............................................................31
           2.21.  Inability to Determine Interest Rate...........................................................32
           2.22.  Pro Rata Treatment and Payments................................................................32
           2.23.  Illegality.....................................................................................33
           2.24.  Requirements of Law............................................................................33
           2.25.  Taxes..........................................................................................34
           2.26.  Indemnity......................................................................................36
           2.27.  Replacement of Lenders.........................................................................36

 SECTION 3.         LETTERS OF CREDIT............................................................................37

           3.1.   L/C Commitment.................................................................................37
           3.2.   Procedure for Issuance of Letters of Credit....................................................37
           3.3.   Fees, Commissions and Other Charges............................................................38
           3.4.   L/C Participations.............................................................................38
           3.5.   Reimbursement Obligation of the Borrower.......................................................39

           3.6.   Obligations Absolute...........................................................................40
           3.7.   Letter of Credit Payments......................................................................40
           3.8.   Application....................................................................................40
           3.9.   Currency Adjustments...........................................................................40

 SECTION 4.         REPRESENTATIONS AND WARRANTIES...............................................................41

           4.1.   Financial Condition............................................................................41
           4.2.   No Change......................................................................................43
           4.3.   Corporate Existence; Compliance with Law.......................................................43
           4.4.   Corporate Power; Authorization; Enforceable Obligations........................................43
           4.5.   No Legal Bar...................................................................................43
           4.6.   No Material Litigation.........................................................................44
           4.7.   No Default.....................................................................................44
           4.8.   Ownership of Property; Liens...................................................................44
           4.9.   Intellectual Property..........................................................................44
           4.10.  No Burdensome Restrictions.....................................................................44
           4.11.  Taxes..........................................................................................44
           4.12.  Federal Regulations............................................................................45
           4.13.  ERISA..........................................................................................45
           4.14.  Investment Company Act; Other Regulations......................................................45
           4.15.  Subsidiaries...................................................................................46
           4.16.  Purpose of Loans...............................................................................46
           4.17.  Environmental Matters..........................................................................46
           4.18.  Solvency.......................................................................................47
           4.19.  Corporate Structure............................................................................47
           4.20.  Accuracy and Completeness of Information.......................................................47
           4.21.  Labor Matters..................................................................................48
           4.22.  Subsidiary Guarantors..........................................................................48

 SECTION 5.         CONDITIONS PRECEDENT.........................................................................48

           5.1.   Conditions Precedent to Effectiveness..........................................................48
           5.2.   Conditions to Initial Extension of Credit......................................................49
           5.3.   Conditions to Each Extension of Credit.........................................................50

 SECTION 6.         AFFIRMATIVE COVENANTS........................................................................50

           6.1.   Financial Statements...........................................................................50
           6.2.   Certificates; Other Information................................................................51
           6.3.   Payment of Obligations.........................................................................52
           6.4.   Conduct of Business and Maintenance of Existence...............................................52
           6.5.   Maintenance of Property; Insurance.............................................................52
           6.6.   Inspection of Property; Books and Records; Discussions.........................................52
           6.7.   Notices........................................................................................52
           6.8.   Environmental Laws.............................................................................53
           6.9.   Subsidiaries Guarantee Delivered by New Subsidiaries...........................................53

 SECTION 7.         NEGATIVE COVENANTS...........................................................................54

           7.1.    Financial Condition Covenants.................................................................54
           7.2.    Limitation on Indebtedness....................................................................54
           7.3.    Limitation on Liens...........................................................................55
           7.4.    Limitations on Fundamental Changes; Asset Sales...............................................56
           7.5.    Limitation on Dividends.......................................................................56
           7.6.    Modification of Capitalization Documents......................................................56
           7.7.    Limitation on Investments, Loans and Advances.................................................57
           7.8.    Limitation on Transactions with Affiliates....................................................57
           7.9.    Limitation on Changes in Fiscal Year..........................................................58
           7.10.   Limitation on Lines of Business...............................................................58
           7.11.   Restrictions Affecting Subsidiaries...........................................................58
           7.12.   Limitation on Negative Pledge Clauses.................. ......................................58

 SECTION 8.         EVENTS OF DEFAULT............................................................................58


 SECTION 9.         [Intentionally Omitted]......................................................................61


 SECTION 10.        THE ADMINISTRATIVE AGENT; THE ARRANGER.......................................................61

           10.1.   Appointment...................................................................................61
           10.2.   Delegation of Duties..........................................................................62
           10.3.   Exculpatory Provisions........................................................................62
           10.4.   Reliance by Administrative Agent..............................................................62
           10.5.   Notice of Default.............................................................................62
           10.6.   Non-Reliance on Administrative Agent and Other Lenders........................................63
           10.7.   Indemnification...............................................................................63
           10.8.   Administrative Agent in Its Individual Capacity...............................................64
           10.9.   Successor Administrative Agent................................................................64
           10.10.  The Arranger, Documentation Agent and Syndication Agent.......................................64

 SECTION 11.        MISCELLANEOUS................................................................................64

           11.1.   Amendments and Waivers........................................................................64
           11.2.   Notices.......................................................................................65
           11.3.   No Waiver; Cumulative Remedies................................................................66
           11.4.   Survival of Representations and Warranties....................................................66
           11.5.   Payment of Expenses and Taxes.................................................................66
           11.6.   Successors and Assigns; Participations and Assignments........................................67
           11.7.   Adjustments; Set-off..........................................................................70
           11.8.   Counterparts..................................................................................71
           11.9.   Severability..................................................................................71
           11.10.  Integration...................................................................................71
           11.11.  GOVERNING LAW.................................................................................71
           11.12.  Submission To Jurisdiction; Waivers...........................................................71
           11.13.  Acknowledgements..............................................................................72

           11.14.   WAIVERS OF JURY TRIAL........................................................................72
           11.15.   Confidentiality..............................................................................72

SCHEDULES

SCHEDULE I           Commitments
SCHEDULE II          Sale Leaseback Agreements
SCHEDULE III         Subsidiary Guarantors
SCHEDULE V           Existing Letters of Credit
SCHEDULE 4.6         Existing Litigation
SCHEDULE 4.10        Certain Requirements of Law and Contractual Obligations
SCHEDULE 4.15(a)     Subsidiaries
SCHEDULE 4.15(b)     Organizational Structure
SCHEDULE 4.19 Certain Subsidiaries Not Owned Directly or Indirectly by the Borrower



EXHIBITS

EXHIBIT A            Form of Closing Certificate
EXHIBIT B-1          Form of Opinion of Quarles & Brady
EXHIBIT B-2          Form of Opinion of R. Jeffrey Harris, General Counsel of
                     the Borrower
EXHIBIT C            Form of Assignment and Acceptance
EXHIBIT D            Form of CAF Advance Confirmation
EXHIBIT E            Form of CAF Advance Offer
EXHIBIT F            Form of CAF Advance Request
EXHIBIT G            Form of Exemption Certificate
EXHIBIT H            Form of Subsidiaries Guarantee

                  CREDIT AGREEMENT, dated as of December 1, 2000 (as the same may be amended, supplemented or modified from time to time, this "Agreement"), among Sybron International Corporation, a Wisconsin corporation, to be renamed Apogent Technologies Inc. (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), Chase Securities Inc., as Lead Arranger and Book Manager (in such capacity, the "Arranger"), Banc One, NA, as Documentation Agent (in such capacity, the "Documentation Agent"), Bank of America, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), and The Chase Manhattan Bank (and its successors and assigns), a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                                   WITNESSETH:


                  WHEREAS, the Borrower intends to spin-off (the "Spin-Off") Sybron Dental Specialties, Inc., a Delaware corporation ("SDS"), or its direct parent formed for such purpose;

                  WHEREAS, prior to or in connection with the Spin-Off, the Borrower will effect an internal restructuring (the "Restructuring"), such that following the Restructuring the Subsidiaries of the Borrower not intended to be spun-off will be owned, directly or indirectly, by either the Borrower or its wholly-owned subsidiary, Sybron Laboratory Products Corporation, a Delaware corporation;

                  WHEREAS, prior to or in connection with the Spin-Off, the Borrower will terminate (and the obligations will be repaid thereunder) its existing Third Amended and Restated Credit Agreement dated as of July 20, 1999 (the "Existing Credit Agreement"), among the borrowers party thereto, The Chase Manhattan Bank, as administrative agent, and the other parties thereto;

                  WHEREAS, the Borrower will use the credit facility made available hereby to (a) to finance the Transaction (as defined below) and pay related fees and expenses, and (b) for general corporate purposes, including acquisitions and commercial paper back-up of the Borrower; and

                  WHEREAS, the Lenders are willing to extend credit to the Borrower on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase (as defined below) as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of
         (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (or any successor) (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by Chase from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Chase from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Accounting Changes": as defined in the definition of "GAAP" in subsection 1.1 of this Agreement.

                  "Administrative Agent": as defined in the preamble to this Agreement.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 15% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Commitment": an amount equal to the sum of (i) the aggregate principal amount of the Term Loans outstanding and (ii) the Aggregate Revolving Credit Commitment (or if the Aggregate Revolving Credit Commitment has been terminated, an amount equal to the Aggregate Outstanding Revolving Extensions of Credit of each Lender).

                  "Aggregate Outstanding Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of
         (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, and (c) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of all (i) CAF Advances then outstanding and (ii) Swing Line Loans then outstanding.

                  "Aggregate Outstandings": at any time, the sum of (i) the aggregate principal amount of the Term Loans outstanding and (ii) the Aggregate Outstanding Revolving Extensions of Credit.

                  "Aggregate Revolving Credit Commitment": an amount equal to $500,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                  "Aggregate Term Loan Commitment": an amount equal to $300,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                  "Agreement": as defined in the preamble hereto.

                  "Applicable Facility Fee Rate": as defined in subsection 2.19(e).

                  "Applicable Margin": as defined in subsection 2.19(e).

                  "Application": an application, in the applicable Issuing Bank's then customary form as such Issuing Bank may promulgate from time to time, requesting such Issuing Bank to open a Letter of Credit.

                  "Assignee": as defined in subsection 11.6(c).

                  "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) such Lender's Aggregate Outstanding Revolving Extensions of Credit.

                  "Base CD Rate": as defined in the definition of ABR.

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2, 2.5(a), 2.12, 2.16, or 3.2 as a date on which the Borrower requests (a) the

         Lenders to make Loans or CAF Advances, as the case may be, hereunder and/or (b) the relevant Issuing Bank to issue a Letter of Credit hereunder.

                  "Business": as defined in subsection 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a Eurodollar Loan or Eurodollar Rate CAF Advance, such day shall also be a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                  "CAF Advance": each CAF Advance made pursuant to subsection
         2.4.

                  "CAF Advance Availability Period": the period from and including the Funding Date to and including the date which is 7 days prior to the Termination Date.

                  "CAF Advance Confirmation": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit D and shall be delivered to the Administrative Agent by facsimile transmission.

                  "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified for such CAF Advance in the related CAF Advance Request.

                  "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the Borrower pursuant to paragraph 2.5(d)(ii) in its acceptance of the related CAF Advance Offer.

                  "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit E and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

                  "CAF Advance Request": each request by the Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit F and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                  "Capitalization Documents": the collective reference to (a) the articles or certificate of incorporation and by-laws and other organizational or governing documents of each of the Borrower and its Subsidiaries and (b) the certificates of designation and other agreements governing the issuance of or setting forth the terms of any Capital Stock issued or to be issued by the Borrower or any of its Subsidiaries.

                  "Capital Lease Obligations": of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) time deposits and certificates of deposit of any domestic commercial bank having capital and surplus in excess of $300,000,000 having maturities of not more than twelve months from the date of acquisition, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b), and (c) entered into with any bank meeting the qualifications specified in clause (c) above and (e) commercial paper rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's or any short term, money market type obligations of a corporation, the commercial paper of which has the above-specified rating, in either case maturing within twelve months after the date of acquisition.

                  "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation (and its successors and assigns).

                  "Closing Date": the date on which the conditions precedent set forth in subsection 5.1 shall have been satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commercial Letter of Credit": as defined in subsection 3.1.

                  "Commitment Percentage": as to any Lender at any time, such Lender's Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as the context may require.

                  "Commitments": the collective reference to the Term Loan Commitments and the Revolving Credit Commitments; each as the context may require, a "Commitment".

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated October 2000 and furnished to certain Lenders.

                  "Consolidated Adjusted EBITDA": for any period, without duplication, Consolidated Net Income for such period before deduction of any applicable income taxes and excluding (i) any extraordinary items of gain or loss and (ii) gain or loss from discontinued operations (classified under GAAP), plus Consolidated Interest Expense for such period, plus depreciation and amortization expenses for such period, to the extent the same are deducted from net revenues in determining Consolidated Net Income for such period; provided that up to $16,900,000 of one-time restructuring charges and transaction costs in connection with the Spin-Off shall be excluded from such calculation ($10,238,135 of which has been adjusted for in subsections 7.1(b) and (c) and the remaining $6,000,000 of which will be recognized on the date of the consummation of the Spin-Off).

                  "Consolidated Interest Expense": for any period, the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP. In the event that the Borrower or any Subsidiary shall have completed an acquisition or disposition of any material Person, division or business unit since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

                  "Consolidated Leverage Ratio": on the date of any determination thereof, the ratio of Consolidated Total Indebtedness on such date to Consolidated Adjusted EBITDA for the four full fiscal quarters ending on such date; provided that for purposes of calculating Consolidated Adjusted EBITDA for any period of four full fiscal quarters, the Consolidated Adjusted EBITDA of any Person acquired during such period shall be included or excluded (if sold) on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition or sale and the incurrence or assumption (or discharge) of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are immediately realizable as of the date of such acquisition). For purposes of this calculation, Consolidated Adjusted EBITDA of any such Person acquired or sold during such period shall be derived from a certificate, in form and substance satisfactory to the Administrative Agent, of a duly authorized financial officer of the Borrower setting forth such Consolidated Adjusted EBITDA.

                  "Consolidated Net Income": for any period, net income of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Total Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Total Indebtedness": as of the date of determination, all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP including, in any event, the Loans and any Indebtedness referred to in clause (k) of such definition, and excluding, in any event, any Indebtedness in respect of the Existing Securities Loan Agreement.

                  "Continuing Directors": as defined in Section 8(j).

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Controlled Foreign Corporation": a "controlled foreign corporation" within the meaning of Section 956(c) of the Code.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Rate CAF Advance": any CAF Advance made pursuant to a Eurodollar Rate CAF Advance Request.

                  "Eurodollar Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the Eurodollar Rate plus (or minus) a margin.

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excepted Indebtedness": the Indebtedness of the Borrower or any of its Subsidiaries permitted to exist pursuant to subsection 7.2 (other than Indebtedness requiring a prepayment of the Term Loans as provided in subsection 7.2(b) thereof).

                  "Existing Letters of Credit": the collective reference to the outstanding letters of credit originally issued for the account of any of the borrowers party to the Existing Credit Agreement and pursuant to the terms thereto as more specifically described on Schedule II hereto.

                  "Existing Securities Loan Agreement": the Securities Loan Agreement dated as of September 29, 1999 between the Borrower and Paribas relating to a $50,000,000 U.S. Treasury security, together with the related Assignment Agreement and Assumption Agreement, each dated as of September 30, 1999 between the Borrower and Societe General, New York Branch.

                  "Federal Funds Effective Rate": as defined in the definition of ABR.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

                  "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the Eurodollar Rate plus (or minus) a margin).

                  "Foreign Currency": any currency, other than Dollars, which may be requested by the Borrower and which is available to Chase in the ordinary course of business, in which a Letter of Credit may be denominated.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower and its consolidated Subsidiaries as of the date of determination except that for purposes of subsection 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in subsection 4.1. In the event that any Accounting Changes (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Borrower and its consolidated Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the parties thereto, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Indebtedness": of any Person means, without duplication (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, including the Interest Rate Agreement (provided that the obligations thereunder shall be measured for purposes hereof on a mark-to-market basis) (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantee Obligations of such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) the net proceeds paid to such Person in connection with any Receivables Transfer Program and (l) any obligations of such Person in respect of any synthetic lease financing determined in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefore.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in subsection 4.9.

                  "Interest Coverage Ratio": for any period of determination, the ratio of Consolidated Adjusted EBITDA for such period to Consolidated Interest Expense for such period; provided that for purposes of calculating Consolidated Adjusted EBITDA for any period ending on or prior to September 30, 2001, the Consolidated Adjusted EBITDA of any Person acquired during such period shall be included or excluded (if sold) on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition or sale and the incurrence or assumption (or discharge) of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are immediately realizable as of the date of such acquisition). For purposes of this calculation, Consolidated Adjusted EBITDA of any such Person acquired or sold during such period shall be derived from a certificate, in form and substance satisfactory to the Administrative Agent, of a duly authorized financial officer of the Borrower setting forth such Consolidated Adjusted EBITDA.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the date of the final principal payment in respect thereof, as applicable (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                           (a) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period in respect of Revolving
                  Credit Loans that would otherwise extend beyond the Termination Date shall end on the Termination Date, and any Interest Period in respect of any of the Term Loans that would otherwise extend beyond the date final payment is due on such Term Loans shall end on such due date;

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary.

                  "Issuing Bank": Chase, in its capacity as issuer of any Letter of Credit (including, without limitation, any Existing Letter of Credit) or any other Revolving Credit Lender which the Borrower may, with such Revolving Credit Lender's consent, appoint in such capacity in respect of any Letter of Credit.

                  "L/C Commitment": $125,000,000.

                  "L/C Disbursement": means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "L/C Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Lender at any time shall be its Revolving Credit Commitment Percentage of the total L/C Exposure at such time.

                  "L/C Fee Payment Date": the last day of each March, June, September and December.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit (including, without limitation, any Existing Letters of Credit) and (b) the aggregate amount of drawings under Letters of Credit (including, without limitation, any Existing Letters of Credit) which have not then been reimbursed pursuant to subsection 3.5.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the relevant Issuing Bank that issued such Letter of Credit.

                  "Lenders": as defined in the preamble to this Agreement.

                  "Lesser Swing Line Loans": as defined in subsection 2.16(b).

                  "Letters of Credit": as defined in subsection 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan (including any CAF Advance) made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Notes, the Subsidiaries Guarantee and the Applications.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "Long-Term Debt": senior notes or other long-term Indebtedness (including with a maturity of one year or greater) for borrowed money or otherwise incurred in a capital markets transaction.

                  "LT Rating": the rating of senior, unsecured long-term indebtedness for borrowed money of the Borrower, without third-party credit enhancement.

                  "Majority Lenders": at any time, shall mean the holders of more than 50% of the Aggregate Commitment in effect at such time.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or (c) the ability of the Loan Parties to perform any of their obligations under the Loan Documents.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multicurrency Subfacility": as defined in Section 2.3.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds": With respect to the incurrence of any Indebtedness or issuance of Capital Stock by the Borrower or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash in connection with such incurrence or issuance minus the reasonable fees (including, without limitation, reasonable attorneys' fees), commissions and other out-of-pocket expenses (as evidenced by supporting documentation provided to the Administrative Agent) incurred by the Borrower or such Subsidiary in connection therewith.

                  "Non-U.S. Lender": as defined in subsection 2.25(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": (a) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Loan Parties to the Administrative Agent or to the

         Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders) or otherwise and (b) all obligations of the Borrower to any Lender or an Affiliate of any Lender under or in connection with any Interest Rate Agreement or foreign exchange contract.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document

                  "Participant": as defined in subsection 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate": as defined in the definition of ABR.

                  "Pro Forma Balance Sheet": as defined in subsection 4.1(a).

                  "Properties": as defined in subsection 4.17(a).

                  "Receivables Transfer Program": any program under which the Borrower or any of its Subsidiaries sell, transfer, encumber or otherwise dispose of without recourse accounts receivable and related ancillary rights.

                  "Refunded Swing Line Loans": as defined in subsection 2.16(b).

                  "Register": as defined in subsection 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the applicable Issuing Bank pursuant to subsection 3.5 for amounts drawn under Letters of

         Credit issued for the account of the Borrower (including, without limitation, Existing Letters of Credit).

                  "Related Fund": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Reg. Section 4043.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, the president or any vice president of the Borrower or, with respect to financial matters, the chief financial officer, the treasurer or assistant treasurer of the Borrower.

                  "Restated Financial Statements": as defined in subsection 5.2(b).

                  "Restricted Payment Allowance": at any time of determination, an amount equal to $100,000,000 less the amount of Restricted Payments made on or subsequent to September 30, 2000, provided, however, that such amount shall be increased on each date when financial statements are delivered to each Lender pursuant to subsection 6.1(a) or 6.1(b), as the case may be, by an amount equal to 50% of Consolidated Net Income for the fiscal quarter ending immediately preceding each such date, commencing with the fiscal quarter ending December 31, 2000, and, provided, further, that such amount shall not be decreased at any time of determination as a result of Consolidated Net Income being less than zero for the immediately preceding fiscal quarter.

                  "Restricted Payments": as defined in subsection 7.5.

                  "Revolving Credit Commitment": as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to (a) make Revolving Credit Loans to the Borrower, (b) issue and/or participate in Letters of Credit (including, without limitation, Existing Letters of Credit) issued on behalf of the Borrower and (c) participate in Swing Line Loans made to the Borrower, in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Credit Commitments" opposite such Revolving Credit Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement.

                  "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender at any time, the percentage which such Revolving Credit Lender's Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitment.

                  "Revolving Credit Commitment Period": the period from and including the Funding Date to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Exposure": means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its L/C Exposure and Swingline Exposure at such time.

                  "Revolving Credit Lender": each Lender having a Revolving Credit Commitment or holding Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in subsection 2.1.

                  "S&P": Standard & Poor's Ratings Group.

                  "Sale Leaseback Agreement": the collective reference to the various sale leaseback agreements, each dated as of December 21, 1988, as amended from time to time, which agreements are more particularly described on Schedule II hereto.

                  "SDS": as defined in the recitals hereto.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Specified Entity": any Subsidiary of the Borrower (a) that owns less than $1,000,000 in assets, (b) is inactive or (c) is in the process of liquidation.

                  "Spin-Off": as defined in the recitals hereto.

                  "Standby Letter of Credit": as defined in subsection 3.1(a).

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiaries Guarantee": the Subsidiaries Guarantee to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit H to this

         Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Guarantors": the Subsidiaries of the Borrower listed as such on Schedule III hereto together with any new Subsidiaries which execute a Subsidiaries Guarantee subsequent to the Closing Date.

                  "Swingline Exposure": at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Credit Commitment Percentage of the total Swingline Exposure at such time.

                  "Swing Line Loan": as defined in subsection 2.16(a).

                  "Termination Date": December 1, 2005.

                  "Term Lender": each Lender that has a Term Loan Commitment or holds a Term Loan.

                  "Term Loans" as defined in subsection 2.11.

                  "Term Loan Commitment": with respect to each Lender, the amount set forth under the heading "Term Loan Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement.

                  "Term Loan Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the Aggregate Term Loan Commitment.

                  "Three-Month Secondary CD Rate": as defined in the definition of ABR.

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

                  "Transaction": collectively, the Spin-off, the Restructuring, the financings described herein, the termination of the Existing Credit Agreement and all related transactions.

                  "Transferee": as defined in subsection 11.6(f).

                  "Type": as to any Loan made hereunder, its nature as an ABR Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "Wholly Owned Subsidiary": with respect to any Person, a Subsidiary, all of the stock ordinarily having the power to vote for the election of directors of which is owned directly or indirectly by such Person, other than directors' qualifying shares and shares issued to other Persons to comply with local law (provided, however, that such directors' qualifying and other shares shall not constitute more than 3% of all of the stock ordinarily having the power to vote for the election of directors).

                  1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "herein", "hereof" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                      SECTION 2. AMOUNT AND TERMS OF LOANS

                  2.1. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding to the Borrower, which when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of (i) the then outstanding L/C Obligations, (ii) the aggregate principal amount of all Swing Line Loans then outstanding and (iii) the aggregate principal amount of all CAF Advances then outstanding, will not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment, provided that nothing contained herein shall be deemed to prohibit the making of, or relieve any Revolving Credit Lender of its obligation to make, Revolving Credit Loans the proceeds of which are to be applied solely to the repayment of principal of Refunded Swing Line Loans pursuant to subsection 2.16(b) except that in no event shall any Revolving Credit Lender be obligated to make Revolving Credit Loans in excess of its Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.17, provided that no Revolving

Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date. Each Revolving Credit Loan shall mature on the Termination Date and provide for the payment of interest in accordance with subsection 2.19.

                  2.2. Procedure for Revolving Credit Borrowing. Subject to the limitations contained in subsection 2.1, the Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the aggregate amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Type of Loan and the lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to
(x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments of all the Revolving Credit Lenders are less than $1,000,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to such Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders for the Borrower and in like funds as received by the Administrative Agent.

                  2.3. Multicurrency Subfacility. After the Funding Date, the Borrower may request the Arranger to solicit, using customary procedures, up to $100,000,000 in subfacility commitments under the Agreement (the "Multicurrency Subfacility"). The Multicurrency Subfacility would be in non-Dollar currencies and on terms and conditions to be agreed upon between the Borrower, the Administrative Agent and the lenders providing the Multicurrency Subfacility. Under no circumstances shall the dollar and non-dollar commitments under the Revolving Credit Facility exceed $500,000,000. The Lenders may commit to all, a portion or none of the Multicurrency Subfacility in their sole discretion.

                  2.4. CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may borrow CAF Advances from the Revolving Credit Lenders from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be borrowed in amounts such that the aggregate amount of (i) Revolving Credit Loans, (ii) L/C Obligations, (iii) Swing Line Loans and (iv) CAF Advances outstanding at any time shall not exceed the Aggregate Revolving Credit Commitment at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

                  2.5. Procedure for CAF Advance Borrowing. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon, New York City time, four Business Days prior to the proposed Borrowing Date (in the case of a Eurodollar Rate CAF Advance Request), and not later than 10:00 A.M., New York City time, one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than seven days nor more than 360 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one, two, three or six months after the Borrowing Date therefor, in the case of a Eurodollar CAF Advance and (iii) earlier than the Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Revolving Credit Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent. Offers for CAF Advances can be accepted in amounts of $5,000,000 and integral multiples of $1,000,000 in excess thereof, provided that for each CAF Advance Request the total of the offers accepted may amount to no less than $10,000,000.

                  (b) In the case of a Eurodollar Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Revolving Credit Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable Eurodollar Rate plus (or minus) a margin determined by such Revolving Credit Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M., New York City time, on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Revolving Credit Lender would be willing to make (which amounts may, subject to subsection 2.4, exceed such Revolving Credit Lender's Revolving Credit Commitment);

                  (ii) the interest period and the margin above or below the appropriate Eurodollar Rate at which such Revolving Credit Lender is willing to make each such CAF Advance; and

                  (iii) other terms the Borrower may specify.

The Administrative Agent shall advise the Borrower before 11:00 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Revolving Credit Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M.,

New York City time, on the date which is four Business Days before the proposed Borrowing Date.

                  (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Revolving Credit Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Revolving Credit Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M., New York City time, on the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Revolving Credit Lender would be willing to make (which amounts may, subject to subsection 2.4, exceed such Revolving Credit Lender's Revolving Credit Commitment);

                  (ii) the interest period and the rate of interest at which such Revolving Credit Lender is willing to make each such CAF Advance; and

                  (iii) other terms the Borrower may specify.

The Administrative Agent shall advise the Borrower before 10:00 A.M., New York City time, on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Revolving Credit Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M., New York City time, on the proposed Borrowing Date.

                  (d) Before 11:30 A.M., New York City time, three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a Eurodollar Rate CAF Advance Request) and before 10:30 A.M., New York City time, on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower in its absolute discretion, shall:

                  (i) cancel such CAF Advance Request by giving the Administrative Agent telephone notice to that effect, or

                  (ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 2.5(e), accept one or more of the offers made by any Revolving Credit Lender or Revolving Credit Lenders pursuant to subsection 2.5(b) or subsection 2.5(c), as the case may be, and (B) reject any remaining offers made by Revolving Credit Lenders pursuant to subsection 2.5(b) or subsection 2.5(c), as the case may be.

                  (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

                  (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Revolving Credit Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                  (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Revolving Credit Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                  (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                  (iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Revolving Credit Lenders submit offers for any CAF Advance Maturity Date with identical pricing and the Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in subsection 2.4, cannot) borrow the total amount offered by such Revolving Credit Lenders with such identical pricing, the Borrower shall accept offers from all of such Revolving Credit Lenders in amounts allocated among them pro rata according to the amounts offered by such Revolving Credit Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Revolving Credit Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Revolving Credit Lender would be less than $5,000,000 principal amount, the number of such Revolving Credit Lenders shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Revolving Credit Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (f) If the Borrower notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 2.5(d)(i), the Administrative Agent shall give prompt telephone or fax notice thereof to the Revolving Credit Lenders.

                  (g) If the Borrower accepts pursuant to subsection 2.5(d)(ii) one or more of the offers made by any Revolving Credit Lender or Revolving Credit Lenders, the Administrative Agent promptly shall notify each Revolving Credit Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Revolving Credit Lender. Before 12:00 Noon, New York City time, on the Borrowing Date specified in the applicable CAF Advance Request, each Revolving Credit Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in subsection
11.2 the amount of CAF Advances to be made by such Revolving Credit Lender, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Revolving Credit Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

                  2.6. CAF Advance Payments. (a) The Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lender which has made such CAF Advance, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Revolving Credit Lender to which such CAF Advance is owed.

                  (b) The Borrower in respect of each CAF Advance shall pay interest on the unpaid principal amount of such CAF Advance made to the Borrower from the Borrowing Date to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                  (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Revolving Credit Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

                  (d) Each CAF Advance shall bear interest for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.6(b).

                  2.7. Certain Restrictions. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

                  2.8. Facility Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a facility fee, which shall accrue at the Applicable Facility Fee Rate on the daily amount of the Revolving Credit Commitment of such Lender (whether used or unused) during the period from and including the Closing Date to but excluding the date on which such Revolving Credit Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Credit Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Revolving Credit Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. All such accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Term Loan Lender a facility fee, which shall accrue at the Applicable Facility Fee Rate on the daily amount of the unused Term Loan Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Term Loan Commitment terminates. All such accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Term Loan Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Term Loan Commitments terminate shall be payable on demand.

                  (c) All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  2.9. Utilization Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a utilization fee equal to .250% per annum on the daily amount of the Revolving Credit Commitment of such Lender (whether used or unused), for any day on which either (a) Term Loans are outstanding or (b) the amount of the Aggregate Outstandings are in excess of 50% of the Aggregate Commitments, payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  2.10. Optional Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than five Business Days' notice from the Borrower to the Administrative Agent to terminate the Aggregate Revolving Credit Commitment or, from time to time, to reduce the amount of the Aggregate Revolving Credit Commitment; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans, the Swing Line Loans and the CAF Advances (to the extent permitted by subsection 2.6) made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans, the Swing Line Loans and the CAF Advances then outstanding, when added to the then outstanding L/C Obligations, would exceed the Aggregate Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Aggregate Revolving Credit Commitment then in effect.

                  2.11. Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the Funding Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.12 and 2.17. The Term Loans shall mature and be payable as provided in subsection 2.13.

                  2.12. Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the Funding Date, if the Term Loans are to be initially ABR Loans, or three Business Days prior to the Funding Date, if the Term Loans are to be initially Eurodollar Loans, in whole or in part) requesting that the Lenders make their portions of the Term Loans available to the Borrower on the Funding Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 11:00 A.M., New York City time, on the Funding Date each Lender shall make available to the Administrative Agent at its office specified in subsection 11.2 the amount of its relevant portion of its Term Loans in immediately available funds. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent for the Borrower by the Lenders and in like funds as received by the Administrative Agent.

                  2.13. Repayment of Term Loans. The Term Loans shall be borrowed in a lump sum on the Funding Date and repayable in a single payment on the Termination Date.

                  2.14. Optional Prepayments. Subject to the limitations contained in subsections 2.1 and 2.6 in respect of prepayments of Revolving Credit Loans, the Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Loans made to the Borrower, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice in the case of Eurodollar Loans, and upon irrevocable notice received by the Administrative Agent prior to 11:00 A.M., New York City time, on the requested prepayment date in the case of ABR Loans, or upon irrevocable notice received by the Administrative Agent prior to 11:00 A.M. on the requested prepayment date in the case of Swing Line Loans, specifying the date and amount of prepayment, whether the prepayment is of Term Loans, Swing Line Loans, Revolving Credit Loans or a combination thereof, and, if a combination thereof, the amount allocable to each and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.26 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $1,000,000 (or $100,000 in the case of Swing Line Loans) or, in any case, a whole multiple of $100,000 in excess thereof.

                  2.15. Mandatory Prepayments and Commitment Reductions. (a) Upon receipt by the Borrower or any of its Subsidiaries of any Net Proceeds in connection with the incurrence of any Indebtedness by the Borrower or such Subsidiary (other than Excepted Indebtedness), then on the first Business Day after such incurrence, the Borrower shall prepay the Term Loans as provided for herein in an amount equal to 100% of such Net Proceeds.

                  (b) Any prepayment required by the terms of this subsection
2.15 shall be applied to the prepayment of the Term Loans until the Term Loans shall have been satisfied in full. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each prepayment of the Term Loans pursuant to this subsection 2.15 shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to subsection 2.26.

                  (d) If at any time the Aggregate Outstanding Revolving Extensions of Credit of all the Revolving Credit Lenders shall exceed the Aggregate Revolving Credit Commitments by as much as $5,000,000 (by virtue of any change in the exchange rate of any Foreign Currency in which a Revolving Credit Loan or a Letter of Credit is denominated or otherwise), the Borrower shall immediately prepay the Revolving Credit Loans and/or cash collateralize the then outstanding L/C Obligations by an amount equal to such excess within three Business Days. Any such cash collateralization of L/C Obligations shall be accomplished in the manner contemplated in the penultimate paragraph of Section 8 concerning the acceleration of the obligations hereunder.

                  2.16. Swing Line Commitments. (a) Subject to the terms and conditions hereof and provided no Default or Event of Default shall have occurred and be continuing, Chase agrees to make swing line loans to the Borrower (individually, a "Swing Line Loan"; collectively the "Swing Line Loans") from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $15,000,000, provided that at no time shall the aggregate principal amount of Swing Line Loans outstanding, when added to Chase's then Aggregate Outstanding Revolving Extensions of Credit, exceed Chase's Revolving Credit Commitment. Amounts borrowed under this subsection 2.16 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans. Each borrowing of Swing Line Loans shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. The Borrower shall give Chase irrevocable notice (which notice must be received by Chase prior to 11:00 A.M., New York City time), on the requested Borrowing Date specifying the amount of the requested Swing Line Loan. The proceeds of the Swing Line Loan will be made available by Chase to the Borrower at the office of Chase by crediting the account of the Borrower at such office with such proceeds. The Swing Line Loans shall mature on the Termination Date and bear interest for the period from the date thereof to the Termination Date on the unpaid principal amount thereof from time to time outstanding the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 2.19.

                  (b) Chase at any time in its sole and absolute discretion, may, and on each Monday (or if such day is not a Business Day, the next Business
Day) shall, on behalf of the Borrower (which hereby irrevocably directs Chase to act on its behalf) request prior to 11:00 A.M.,

New York City time, each Revolving Credit Lender, including Chase, to make a Revolving Credit Loan to the Borrower in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans made to the Borrower (the "Refunded Swing Line Loans") outstanding on the date such notice is given; provided, that no such request shall be made at any time when the aggregate principal amount of the Swing Line Loans at such time does not exceed $1,000,000 (such Swing Line Loans which in the aggregate do not exceed $1,000,000 are referred to herein as the "Lesser Swing Line Loans"). Unless any of the events described in paragraph (f) of
Section 8 shall have occurred (in which event the procedures of paragraph (c) of this subsection 2.16 shall apply) each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan to the Borrower available to Chase for the account of Chase at the office of Chase specified in subsection 11.2 prior to 2:00 P.M., New York City time, in funds immediately available on the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans of the Borrower. Each Revolving Credit Loan made pursuant to this subsection 2.16(b) shall be an ABR Loan.

                  (c) If prior to the making of a Revolving Credit Loan to the Borrower pursuant to paragraph (a) of this subsection 2.16 one of the events described in paragraph (f) of Section 8 shall have occurred, each Revolving Credit Lender will on the date such Revolving Credit Loan was to have been made or the date such Revolving Credit Loan would have otherwise been made had the Swing Line Loans then outstanding not been Lesser Swing Line Loans, purchase an undivided participating interest in the Refunded Swing Line Loans or Lesser Swing Line Loans, as the case may be, in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loans or Lesser Swing Line Loans, as the case may be. Each Revolving Credit Lender will immediately transfer to Chase, in immediately available funds, the amount of its participation and upon receipt thereof Chase will deliver to such Revolving Credit Lender a Swing Line Loan participation certificate dated the date of receipt of such funds and in such amount.

                  (d) Whenever, at any time after Chase has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Refunded Swing Line Loan or Lesser Swing Line Loan, as the case may be, Chase receives any payment on account thereof, Chase will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by Chase is required to be returned, such Revolving Credit Lender will return to Chase any portion thereof previously distributed by Chase to it.

                  (e) Each Revolving Credit Lender's obligation to purchase on a pro rata basis participating interests pursuant to this subsection 2.16 shall not be affected by any circumstance (except for any circumstance resulting solely from the gross negligence on willful misconduct of Chase), including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against Chase, the Borrower or any other Person for any reason whatsoever; (ii) any adverse change in the condition (financial or otherwise) of the Borrower; (iii) any breach of this Agreement by the

Borrower or any other Revolving Credit Lender; or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.17. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by the Borrower giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by the Borrower giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a conversion is not appropriate, (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date (in the case of conversions of Revolving Credit Loans or Term Loans) and (iii) no Swing Line Loan may be converted into a Eurodollar Loan.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the Termination Date (in the case of continuations of Revolving Credit Loans or Term Loans) and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  2.18. Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be done in such a manner so that, after giving effect thereto, there shall never be more than 12 Tranches of Term Loans or 12 Tranches of Revolving Credit Loans outstanding at one time.

                  2.19. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin then in effect.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin then in effect.

                  (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, facility fees or other amounts, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Except as otherwise expressly provided herein, interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                  (e) The Applicable Eurodollar Margin-Revolving Credit Loans, the Applicable Eurodollar Margin-Term Loans, the Applicable ABR Margin-Revolving Credit Loans, the Applicable ABR Margin-Term Loans (individually or collectively, the "Applicable Margin") and the Applicable Facility Fee Rate shall be equal to the percentage per annum set forth in the appropriate column in the table below, relating to the Borrower's LT Rating by S&P and Moody's. For purposes of determining the Applicable Margin or the Applicable Facility Fee Rate, (i) if any of the Borrower's LT Ratings appears in more than one column of the table, the Applicable Margin and the Applicable Facility Fee Rate will be based on the column which includes the higher rating (provided that if the higher rating is more than one Level higher, the Level between the two ratings shall apply), (ii) if Moody's or S&P, shall not have in effect a LT Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a LT Rating one level lower than the LT rating of either Moody's or S&P, as the case may be, that remains in effect, (iii) the Applicable Margin and the Applicable Facility Fee Rate shall be subject to adjustment (upwards or downwards, as appropriate), effective as of the date on which S&P or Moody's announces a rating change which results in a change in the Applicable Margin and the Applicable Facility Fee Rate, and (iv) if the rating system of either S&P or Moody's shall change, or if either S&P or Moody's shall cease to be in the business of rating corporate debt obligations, amendments shall be negotiated in good faith (and shall be effective only upon approval by the Borrower and the Majority Banks) to the references to specific ratings in the table below to reflect such changed rating system or the unavailability of ratings from such rating agency.

                                   Level 1        Level 2       Level 3        Level 4       Level 5       Level 6
                                   -------        -------       -------        -------       -------       -------
S&P-LT Rating                    A- or better      BBB+           BBB           BBB-           BB+       BB or below

Moody's-LT Rating                A3 or better      Baal           Baa2          Baa3           Ba1       Ba2 or below

Applicable Eurodollar               .375%           .60%           .80%         1.00%         1.20%         1.375%
Margin-Revolving Credit Loans

Applicable Eurodollar                .75%          1.00%          1.25%         1.50%         1.75%          2.00%
Margin-Term Loans

Applicable ABR                       .00%           .00%           .00%          .00%          .20%          .375%
Margin-Revolving Credit Loans

Applicable ABR Margin-Term           .00%           .00%           .25%          .50%          .75%          1.00%
Loans

Applicable Facility                 .125%           .15%           .20%          .25%          .30%          .375%
Fee Rate


                  2.20. Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Otherwise, interest, facility fees and letter of credit fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.19(a).

                  2.21. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders in good faith) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans, requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans that were to have been continued on the first day of such Interest Period shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  2.22. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder (other than any borrowing of Swing Line Loans or CAF Advances), each payment by the Borrower on account of any facility fee or utilization fee hereunder (except as otherwise specifically provided herein) and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective relevant Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans made to the Borrower shall be made pro rata according to the respective principal or interest, as the case may be, in respect of such Loans then due and owing to the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not, in and of itself, relieve any other Lender of its obligation hereunder to make its Loan on such Borrowing Date.

                  2.23. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof subsequent to the date hereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.26.

                  2.24. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.25, net income or franchise taxes (imposed in lieu of net income taxes) and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in any Letter of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided that before making any such demand, each Lender agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternative applicable lending office if the making of such designation would allow the Lender or its applicable lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased costs; provided further, that no Lender will be required to make any such designation if to do so would result in any material costs to such Lender, as determined by such Lender in its reasonable discretion. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender in good faith, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. If the Borrower notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this subsection 2.24, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into ABR Loans in accordance with subsection 2.17 and, additionally reimburse such Lender for any cost in accordance with subsection
2.26. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one year.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower in good faith (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  2.25. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.26. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Rate included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for a period of one year.

                  2.27. Replacement of Lenders. If (a) the Borrower is obligated to pay any additional amounts pursuant to subsection 2.24 or 2.25 and the Lender making any such claim chooses not to designate an alternative lending office, if applicable, or (b) any of the events described in subsection 2.23 shall occur and any Lender is thereby prohibited from making or maintaining Eurodollar Loans as contemplated by this Agreement, the Borrower may, so long as at such time there does not exist any Default or Event of Default, request one or more replacement financial institutions to take over all or the affected portion of any such Lender's then outstanding Loans and to assume all or the affected portion of any such Lender's Commitments and obligations hereunder. If one or more such replacement financial institutions shall so agree, the Loans and Commitments of any such affected Lender may, at the discretion of the Borrower, be (subject to the next succeeding sentence) automatically assigned to such replacement financial institutions in accordance with subsection 11.6, in such amounts that the Borrower may designate; provided that prior to any such assignment, the Borrower shall have paid to any such affected Lender all amounts owing to it under subsections 2.24, 2.25, 2.26 and 11.5. It is understood that
(i) the Administrative Agent shall have no obligation to identify or locate such a replacement financial institution and (ii) no such replaced Lender shall be required to sell to such replacement financial institution its Loans at less than their par value.

                          SECTION 3. LETTERS OF CREDIT

                  3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), Chase, as an Issuing Bank, agrees to continue to hold outstanding Existing Letters of Credit issued prior to the date hereof and originally for the account of one of the borrowers party to the Existing Credit Agreement and each Issuing Bank agrees to issue letters of credit (collectively, whether Existing Letters of Credit or letters of credit to be issued pursuant to the terms hereof, "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that such Issuing Bank shall not, and shall have no obligation to, issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Revolving Credit Commitment of all the Lenders would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or in a Foreign Currency, provided that the aggregate face amount of all Letters of Credit denominated in such Foreign Currencies (as determined at the time of issuance of any Letter of Credit) shall not exceed $20,000,000, and shall be either (x) a standby letter of credit issued to support obligations of the Borrower or its Subsidiaries, contingent or otherwise for general corporate needs (a "Standby Letter of Credit"), or (y) a documentary letter of credit in respect of the purchase of goods or services by the Borrower or its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit") and (ii) expire no later than the earlier of (x) one year from the date of issuance thereof or (y) five business days prior to the Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, which shall in no event extend beyond the date referred to in clause (ii) above.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2. Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as may be customary for letters of credit of the kind being requested and as such Issuing Bank may reasonably request. Upon receipt of any Application, an Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrower. Each Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

                  3.3. Fees, Commissions and Other Charges. (a) The Borrower shall (i) pay to the Administrative Agent for the account of the L/C Participants, and for the account of the relevant Issuing Bank in respect of the portion of such Letter of Credit in respect of which L/C Participants do not hold participating interests, a fee with respect to each Letter of Credit (including, without limitation, Existing Letters of Credit) issued for the account of the Borrower for each day such Letter of Credit is outstanding, in an amount equal to a percentage per annum (which percentage shall equal the Applicable Eurodollar Margin in respect of Eurodollar Revolving Credit Loans in effect on such day) of the full amount of such Letter of Credit, accruing from the date of issuance in respect of each Letter of Credit and (ii) pay to such Issuing Bank for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit. Such fees shall be payable in arrears on each L/C Fee Payment Date to occur.

                  (b) In addition to the foregoing fees the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  3.4. L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Banks to continue to hold outstanding Existing Letters of Credit and to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued hereunder (including, without limitation, each Existing Letter of Credit) and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement other than as a result of the gross negligence or willful misconduct of such Issuing Bank, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to this subsection 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to this subsection 3.4(a) is not in fact made available to such Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of such Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with this subsection 3.4(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

                  3.5. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Bank on each date on which such Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit (including, without limitation, any Existing Letter of Credit) and paid by such Issuing Bank for the amount of (a) such draft so paid and (b) any taxes (excluding net income taxes and franchise taxes), fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment (whether with its own funds or with the proceeds of Loans). Each such payment shall be made to such Issuing Bank at its address for notices specified herein in lawful money of (x) the United States of America (in the case of payments made on Dollar-denominated Letters of Credit and payments on Foreign Currency-denominated Letters of Credit made after any conversion pursuant to subsection 3.10(b)) or (y) the applicable foreign jurisdiction (in the case of payments on Foreign Currency-denominated Letters of Credit made before any conversion pursuant to subsection 3.10(b)) and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at (i) the rate which would be payable on any overdue Revolving Credit Loans that are ABR Loans which were then overdue (in the case of the Dollar-denominated Letters of Credit and, commencing with the date of any conversion pursuant to subsection 3.10(b), in the case of Foreign Currency-denominated Letters of Credit) or (ii) the rate which would reasonably and customarily be charged by such Issuing Bank on outstanding Foreign Currency loans which were overdue (in the case of Foreign Currency-denominated Letters of Credit prior to the date of any conversion pursuant to subsection 3.10(b)). Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.1 of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  3.6. Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower with respect to any obligations (including, without limitation, any Reimbursement Obligations) owing to the Lenders hereunder in connection with any Letter of Credit and shall not result in any liability of such Issuing Bank to the Borrower.

                  3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.8. Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  3.9. Currency Adjustments. (a) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any letter of credit commission or commitment fee payable in respect of any Business Day, the Administrative Agent shall convert the amount available to be drawn under any Letter of Credit denominated in Foreign Currency into an amount of Dollars based upon the relevant exchange rate (depending upon the Foreign Currency used) determined by the Administrative Agent to be in effect for such day (which determination shall be conclusive absent manifest error).

                  (b) Notwithstanding anything to the contrary contained in this
Section 3, the relevant Issuing Bank may at any time prior to the time of reimbursement (taking into consideration such Issuing Bank's need to eliminate currency exchange risks associated with any such transaction), convert the Borrower's obligation to reimburse such Issuing Bank in Foreign Currency pursuant to subsection 3.5 into an obligation to reimburse such Issuing Bank in Dollars. The amount of any such converted obligation shall be computed by such Issuing Bank based upon the Dollar/relevant Foreign Currency exchange rate determined by such Issuing Bank to be in effect for the day on which such conversion occurs (which determination shall be conclusive absent manifest error).

                  (c) Notwithstanding anything to the contrary contained in this
Section 3, prior to demanding any reimbursement from the L/C Participants pursuant to subsection 3.4(a) in respect of any Letter of Credit denominated in a Foreign Currency, such Issuing Bank shall convert the Borrower's obligation under subsection 3.5 to reimburse such Issuing Bank in such Foreign Currency into an obligation to reimburse such Issuing Bank in Dollars. The Dollar amount of the reimbursement obligation of the Borrower and the L/C Participants shall be computed by such Issuing Bank in the manner contemplated in clause (b) above.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transaction, (ii) the Loans to be made on the Funding Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at June 30, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at September 30, 1998 and September 30, 1999, the related consolidated statements of income and of cash flows for the fiscal year ended on each such date, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Lender are complete and present fairly in all material respects the consolidated financial condition of the

Borrower and its consolidated Subsidiaries as at each such date, and the consolidated results of their operations and their consolidated cash flows for the relevant fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2000, the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified in each case by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject in each case to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (provided that interim statements may be condensed and exclude footnotes) applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or disclosed on a supplemental basis. During the period from June 30, 2000 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at June 30, 2000, except for the Spin-off or as disclosed in the Borrower's Form 10-Q filed with the Securities and Exchange Commission.

                  (c) The audited consolidated balance sheets of SDS as at September 30, 1998 and September 30, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG Peat Marwick, present fairly the consolidated financial condition of SDS as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of SDS as at June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the nine month period ended on such date, present fairly the consolidated financial condition of SDS as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Neither SDS nor any of its consolidated Subsidiaries has any material Guarantee Obligations, material contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from June 30, 2000 to and including the date hereof there has been no Disposition by SDS or any of its consolidated Subsidiaries of any material part of its business or property.

                  (d) The unaudited Restated Financial Statements present fairly the consolidated financial condition of the applicable reporting entities as at the applicable dates, and the consolidated results of its operations and its consolidated cash flows for the applicable periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

                  4.2. No Change. Since September 30, 1999 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3. Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing (or similar concept under applicable law) under the laws of the jurisdiction of its organization (except for any Subsidiaries organized under the laws of a foreign jurisdiction in which the concept of good standing is inapplicable, as to which no representation or warranty regarding good standing is made), (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing (or similar concept under applicable law) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4. Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the continuing operations of the Borrower and its Subsidiaries or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Subsidiaries is a party. This Agreement has been, and each other Loan Document to which the Borrower or any Subsidiary is a party will be, duly executed and delivered on behalf of the Borrower or such Subsidiary. This Agreement constitutes, and each other Loan Document to which the Borrower or any Subsidiary is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles (whether in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.5. No Legal Bar. The execution, delivery and performance of the Loan Documents to which any Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than as required by the Loan Documents) in each case, which could reasonably be expected to have a Material Adverse Effect.

                  4.6. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 4.6.

                  4.7. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8. Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

                  4.9. Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim is pending and to the knowledge of the Borrower no claim has been asserted by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.10. No Burdensome Restrictions. Except as set forth on
Schedule 4.10 hereto, no Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.11. Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, assessments, fees or other changes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

                  4.12. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  4.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan and each Plan has complied in all respects with the applicable provisions of ERISA and the Code, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plans allocable to such accrued benefits by more than $20,000,000 in the aggregate taking into account only those Single Employer Plans whose accrued benefits exceed such assets. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect.

                  4.14. Investment Company Act; Other Regulations. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to any regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

                  4.15. Subsidiaries. (i) Subject to updates of said Schedule
4.15 from time to time, which will be delivered to the Administrative Agent, the Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of the Borrower as of the date hereof and (ii) the organizational structure of the Borrower and its Subsidiaries is as specified on Schedule 4.15(b).

                  4.16. Purpose of Loans. (i) The proceeds of the Term Loans shall be used to finance the Transaction and to pay related fees and expenses and (ii) the proceeds of the Revolving Credit Loans, the Swing Line Loans and CAF Advances shall be used for the general corporate purposes, including acquisitions permitted hereunder and commercial paper backup, of the Borrower and its Subsidiaries.

                  4.17. Environmental Matters. (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

                  (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the

Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the current or past operations of the Borrower or any Subsidiary in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  4.18. Solvency. On the Closing Date and after giving effect to the borrowings hereunder on such date and to all other Indebtedness and Guarantee Obligations being incurred on such date, (a) the property, at a fair valuation, of the Borrower will exceed the Borrower's debts, (b) the Borrower will be able to pay its liability on its debts as such debts become absolute and matured, and (c) the Borrower will have, as of such date, sufficient capital with which to conduct its business. For purposes of this subsection, "debt" means "liability on a claim", "claim" means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  4.19. Corporate Structure. Except as set forth on Schedule
4.19 hereto and other than qualifying shares held by directors and qualifying shareholders in certain Subsidiaries which are Controlled Foreign Corporations, all of the outstanding shares of capital stock or other indicia of ownership interests of each Subsidiary of the Borrower are owned directly or indirectly by the Borrower.

                  4.20. Accuracy and Completeness of Information. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.21. Labor Matters. There are no strikes pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All material payments due from the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

                  4.22. Subsidiary Guarantors. The Subsidiary Guarantors include each Subsidiary of the Borrower other than a (i) Controlled Foreign Corporation and (ii) Specified Entity.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1. Conditions Precedent to Effectiveness. This agreement shall become effective on and as of the first date on which the following conditions precedent have been satisfied (so long as such date shall occur no later than December 31, 2000):

                  (a) Credit Agreement; Subsidiaries Guarantee. The Administrative Agent shall have received (i) this Agreement executed and delivered by the Administrative Agent, the Borrower and each Person listed on
Schedule I and (ii) the Subsidiaries Guarantee executed and delivered by each Subsidiary of the Borrower (which is not a Controlled Foreign Corporation or a Specified Entity).

                  (b) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (c) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit A, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by a duly authorized officer and the Secretary or any Assistant Secretary of each Loan Party.

                  (d) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Quarles & Brady, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit B-1; and

                  (ii) the legal opinion of R. Jeffrey Harris, general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit B-2.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (e) Business Plan. The Lenders shall have received a satisfactory business plan for fiscal years 2000-2005 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period.

                  5.2. Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the first date (the "Funding Date") on which the following conditions precedent have been satisfied (so long as such date shall occur no later than January 31, 2001) of the following conditions precedent:

                  (a) Transaction, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                           (i) The Spin-Off and Restructuring shall have been
                  consummated pursuant to satisfactory documentation, and no provision thereof shall have been waived, amended, supplemented or otherwise modified;

                           (ii) The Borrower shall have received at least
                  $362,500,000 from the net cash proceeds of equity (including the repayment by SDS of loans outstanding under the Existing Credit Agreement) from SDS on satisfactory terms and conditions;

                           (iii) The Sources and Uses of Funds in respect of the
                  Transaction shall be reasonably satisfactory to the Lenders;
                  and

                           (iv) The Administrative Agent shall have received
                  satisfactory evidence that the Existing Credit Agreement shall have been terminated and all amounts thereunder shall have been paid in full and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

                  (b) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and SDS for the 1998 and 1999 fiscal years and unaudited interim consolidated financial statements of the Borrower and SDS for each fiscal period ended subsequent to the date of the latest applicable audited financial statements referred to above, in each case accompanied by unaudited restated financial statements (the "Restated Financial Statements") for the same period giving effect to the Spin-Off and Restructuring as if they had occurred prior to the beginning of such period.

                  (c) Approvals. All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, reasonably advisable in connection with the

         Transaction, the continuing operations of the Borrower and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transaction or the financing contemplated hereby.

                  5.3. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, the extensions of credit to be made on the Funding Date) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents (other than pursuant to subsection 4.2) shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this subsection 5.3 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  6.1. Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of (i) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing and (ii) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, showing inter-company eliminations, and the related consolidated statements of income and stockholders' equity and changes in financial position of the Borrower and its consolidated Subsidiaries for such year, showing inter-company eliminations, setting forth in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries taken as a whole;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and stockholders' equity and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and the related unaudited consolidating financial statements of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being, with respect to the consolidated financial statements referred to above, fairly stated in all material respects and, with respect to the consolidating financial statements referred to above, fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries taken as a whole (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (provided that interim statements may be condensed and exclude footnotes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2. Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and
(ii) showing in detail the calculations supporting such statement in respect of subsection 7.1;

                  (b) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (c) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer of the Borrower indicating the Borrower's Interest Coverage Ratio and Consolidated Leverage Ratio for such period and Consolidated Net Worth as of the end of such period of four fiscal quarters of the Borrower;

                  (d) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsections 7.1, 7.2,
7.4 and 7.7, except as specified in such certificate;

                  (e) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), (i) a presentation, in reasonable detail, of the financial data relied upon in arriving at any figure for cost reductions assumed in the calculation of the Consolidated Leverage Ratio and
(ii) a certificate of a Responsible Officer of the Borrower stating that such officer reasonably believes that any such cost reductions (as certified pursuant to subsection 6.2(c)) are related to the applicable acquisition and are immediately realizable as of the date of such acquisition and that such officer has no reason to believe such cost reductions are incorrect in any material respect; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.4; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  6.5. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  6.6. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which there is a reasonable probability that damages against the Borrower or any of its Subsidiaries will be recovered in the amount of $8,000,000 or more and such damages will not be covered by insurance, or any litigation or proceeding in which the amount of damages sought is $8,000,000 or more and in which there is a reasonable probability that injunctive or similar relief will be granted;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  6.8. Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  6.9. Subsidiaries Guarantee Delivered by New Subsidiaries. Cause any Person (other than any Person which is a Controlled Foreign Corporation or Specified Entity) which becomes a Subsidiary of the Borrower after the Closing Date to execute and deliver a Subsidiaries Guarantee, substantially in the form of Exhibit H to this Agreement.

                         SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and (except with respect to subsection 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1. Financial Condition Covenants.

                  (a) Maintenance of Net Worth. Permit Consolidated Net Worth as at the last day of any fiscal quarter commencing with the fiscal quarter ended March 31, 2001 to be less than the sum of (i) $580,000,000, (ii) 50% of cumulative Consolidated Net Income for each fiscal quarter of the Borrower (beginning with the fiscal quarter ending December 31, 2000) for which Consolidated Net Income is positive, (iii) 100% of the Net Proceeds of any offering by the Borrower of common equity consummated after the Closing Date and
(iv) 100% of any capital contribution made to the Borrower or any of its Subsidiaries after the Closing Date by a holder of the Borrower's Capital Stock.

                  (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower commencing with the fiscal quarter ending March 31, 2001 to be less than 4.00 to 1.00; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending March 31, 2001, June 30, 2001, and September 30, 2001, (i) Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarters commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively, and (ii) Consolidated Adjusted EBITDA for the quarter ended June 30, 2000 shall be deemed to equal $73,100,000 and Consolidated Adjusted EBITDA for the quarter ended September 30, 2000 shall be deemed to equal $65,600,000.

                  (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower commencing with the fiscal quarter ending December 31, 2000 to exceed 2.75 to 1.00.; provided, that for the purposes of determining this ratio, Consolidated Adjusted EBITDA shall be deemed to equal $74,500,000 for the quarter ended March 31, 2000, $73,1000,000 for the quarter ended June 30, 2000 and $65,600,000 for the quarter ended September 30, 2000.

                  7.2. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower under this Agreement and the other Loan Documents;

                  (b) additional Indebtedness incurred at any time so long as prior to and after giving effect to any such incurrence no Default or Event of Default shall have occurred and be continuing and the Borrower is in compliance with Section 7.1(c), provided that the first $300,000,000 in Net Proceeds of Long-Term Debt shall be applied to prepay the Term Loans in accordance with subsection 2.15; and provided, further, that all such Indebtedness incurred by Subsidiaries of the Borrower shall not exceed 5% of the Borrower's Consolidated Total Assets;

                  (c) Indebtedness in respect of a Receivables Transfer Program;

                  (d) Indebtedness in respect of the Existing Securities Loan Agreement; and

                  (e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Subsidiary.

                  7.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                  (f) Liens on assets of the Borrower or its Subsidiaries not in excess of 5% of the Consolidated Total Assets of the Borrower, provided that such Liens shall not secure Long-Term Debt the proceeds of which are required pursuant to Section 7.2(b) to be applied to prepay the Term Loans in accordance with subsection 2.15;

                  (g) Liens in the nature of licenses that arise in the ordinary course of business and consistent with past practice;

                  (h) Liens in connection with the Sale Leaseback Agreement;

                  (i) Liens on accounts receivable and related ancillary rights sold pursuant to the Receivables Transfer Program in accordance with Section 7.4(v); and

                  (j) attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of $1,500,000; provided that the attachment or judgment related thereto is discharged, vacated, stayed, or bonded pending appeal within 60 days from the entry thereof.

                  7.4. Limitations on Fundamental Changes; Asset Sales.. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any to its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary or other Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary or other Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary; (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender provided that any such merger involving a person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by subsection
7.10 and (v) the Borrower or any Subsidiary may sell, transfer, encumber or otherwise dispose of accounts receivable and related ancillary rights pursuant to a Receivables Transfer Program; provided that (i) all sales, transfers, encumbrances or dispositions are made for fair value and for cash consideration equal to at least 85% of fair value, and (ii) at no time shall more than $100,000,000 in book value as determined in accordance with GAAP of such accounts receivable (and related ancillary rights) be subject to an agreement for such sale, transfer, encumbrance or disposition.

                  7.5. Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Restricted Payment may be made if, after giving effect thereto, the sum of the Restricted Payments made from and after September 30, 2000 is not greater than the Restricted Payment Allowance as of such date.

                  7.6. Modification of Capitalization Documents. Amend, supplement or otherwise modify any of the Capitalization Documents without giving the Administrative Agent at least ten days prior notice of such amendment, supplement or modification and in any event in such a




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manner which shall not be deemed by the Majority Lenders to be adverse to their interests hereunder.

                  7.7. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

                  (d) investments by the Borrower in or loans or advances by the Borrower to its Subsidiaries and investments by such Subsidiaries in or loans or advances by such Subsidiaries to the Borrower and in or to other Subsidiaries (including the investment for creation of such Subsidiary); provided, however, that any such investment constituting Indebtedness of any Subsidiary shall be permitted only if such Indebtedness is permitted by subsection 7.2;

                  (e) so long as no Event of Default has occurred and is continuing or would occur as a result thereof, the Borrower and its Subsidiaries may purchase securities or any assets constituting a business unit or product line of, or make any other investment in, another Person; provided that any such purchase or investment does not violate any other agreement contained herein;

                  (f) extensions or renewals of existing investments on substantially identical terms;

                  (g) investments in the ordinary course of business not to exceed $1,000,000;

                  (h) investments in Interest Rate Agreements and foreign exchange contracts not to exceed an aggregate notional amount of $600,000,000 entered into for non-speculative purposes;

                  (i) loans in an aggregate principal amount not to exceed $500,000 individually and $2,500,000 in the aggregate at any time outstanding with terms not to exceed 180 days, which terms may not be extended or refinanced beyond the original maturity thereof; and

                  (j) investments made in connection with the Receivables Transfer Program.

                  7.8. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which





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is not an Affiliate; provided that (i) any transaction which repatriates the earnings of a foreign Subsidiary to a domestic Subsidiary shall be deemed to be permitted under this Agreement and (ii) this section shall not prohibit or restrict transactions between the Borrower or any subsidiary and any special-purpose entity created as part of a Receivables Transfer Program.

                  7.9. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than September 30.

                  7.10. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary by acquisition or otherwise, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are related thereto.

                  7.11. Restrictions Affecting Subsidiaries. Enter into, or suffer to exist, any Contractual Obligation with any Person other than the Borrower, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary, (b) make loans or advances to the Borrower or any other Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Subsidiary.

                  7.12. Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, (b) agreements in respect of the Long-Term Debt (provided that any limitation contained therein shall be solely a customary clause requiring the Long-Term Debt to be equally and ratably secured by any collateral pledged to secure the Obligations hereunder) and (c) any purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby).



                         SECTION 8. EVENTS OF DEFAULT.

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or




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

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Sections 6.7(a) and
Section 7 of this Agreement; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest (regardless of amount) of any Indebtedness (other than the Notes) having an aggregate principal amount in excess of $5,000,000 or in the payment (regardless of amount) of any Guarantee Obligation (other than the Subsidiaries Guarantee) in excess of $5,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated





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

funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity,
(iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

                  (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than any Person which is an Affiliate of the Borrower as of the date hereof) (A) shall have acquired beneficial ownership of more than 30% of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; as used in this paragraph "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments to the Borrower shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other amounts owing by the Borrower under this Agreement (including, without limitation, all amounts of L/C Obligations owing by the Borrower, whether or not the beneficiaries of the then outstanding relevant Letters of Credit shall have presented the documents required thereunder) and the Loans of the Borrower shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments of the Borrower to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the





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Administrative Agent shall, by notice to the Borrower, declare the Loans made to the Borrower hereunder (with accrued interest thereon) and all other amounts owing by the Borrower under this Agreement (including, without limitation, all amounts of L/C Obligations owing hereunder, whether or not the beneficiaries of the then outstanding relevant Letters of Credit shall have presented the documents required thereunder) and the Loans of the Borrower to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Letters of Credit, if the Indebtedness hereunder has been accelerated pursuant to the preceding paragraph with respect to which presentment for honor shall not have occurred at the time of such acceleration, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the sum of (i) the aggregate then undrawn and unexpired amount of such Letters of Credit and (ii) commissions, fees and estimated expenses (in each case as determined pursuant to subsection 3.3) expected to be incurred hereunder over a one year period. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under any Notes. After all the Letters of Credit issued pursuant to the terms hereof shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under any Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the relevant Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the security interest in such cash collateral account.

         Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   SECTION 9.

                             [Intentionally Omitted]

               SECTION 10. THE ADMINISTRATIVE AGENT; THE ARRANGER

                  10.1. Appointment. Each Lender hereby irrevocably designates and appoints The Chase Manhattan Bank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes The Chase Manhattan Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.



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                  10.2. Delegation of Duties. The Administrative Agent may
execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  10.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document (except as the effectiveness or enforceability of any Loan Document may be affected by the due execution or delivery thereof by the Administrative Agent) or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

                  10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably and in good faith believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or as otherwise required by subsection 11.1) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Majority Lenders (or as otherwise required by subsection 11.1), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of any Notes.

                  10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this





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Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (except as otherwise required by subsection 11.1); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower and its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their pro rata shares of the Aggregate Commitment in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their pro rata shares of the Aggregate Commitment immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or





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omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  10.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any
Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 20 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of any Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  10.10. The Arranger, Documentation Agent and Syndication Agent. The Arranger, Documentation Agent and Syndication Agent shall have no duties or responsibilities, and shall incur no liability, under this Agreement or the other Loan Documents.

                           SECTION 11. MISCELLANEOUS

                  11.1. Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower (and, in the case of any Loan Document other than this Agreement, the Borrower or any Subsidiary, as the case may be, party thereto) written amendments, supplements or modifications hereto and the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or (b) waive any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or

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modification shall (i) reduce the amount or extend the scheduled date of maturity of any L/C Disbursement or Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower, of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all (based on the financial value thereof) of the Subsidiaries party to the Subsidiaries Guarantee, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

         The Borrower:     Sybron International Corporation
                           dba Apogent Technologies
                           10 Pleasant Street
                           Suite 300
                           Portsmouth, New Hampshire 03801
                           Attention: Secretary
                           Telecopy: (603) 436-3719

    The Administrative
                Agent:     The Chase Manhattan Bank
                           Loan and Agency Services Group
                           One Chase Manhattan Plaza, 8th Floor
                           New York, New York  10081
                           Attention:  Patricia Ciocco
                           Telecopy:  (212) 552-5662

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.5, 2.10, 2.14, 2.16 or 2.17 shall not be effective until received.

                  11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                  11.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the several Lenders (including the reasonable allocated fees and expenses of in-house counsel), and
(c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes similar in nature, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender, respectively. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  11.6. Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that (subject to subsection 7.4) neither the Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and any Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.24, 2.25 and 2.26 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 2.26 such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign, whether or not on a pro rata basis, to any Lender or any Affiliate or Related Fund thereof or, with the consent of the Administrative Agent and the Borrower (which shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing, to an additional bank, financial institution or other entity approved by the Administrative Agent and the Borrower ("an Assignee") all or any part of its rights and obligations under this Agreement and any Note (provided that any such partial assignment (other than to another Lender or to an affiliate of a Lender) must be in a minimum amount of the lesser of (A) $5,000,000, (provided that, after giving effect thereto, the assigning Lender shall have commitments and Loans aggregating at least $5,000,000) or (B) such lesser amount agreed to by the Administrative Agent and the Borrower) pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate or Related Fund thereof, by the Administrative Agent and the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (d) The Administrative Agent, as agent for the Borrower, shall maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments and the Commitment Percentages of, and principal amount of the Revolving Credit Loans and/or Term Loans owing to, each Lender from time to time and the registered owners of the Obligation(s) evidenced by any Note(s). Notes and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and any Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of any Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) and the old Note(s) shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of any Note or obligations shall be effective unless it has been recorded in the Register as provided in this subsection 11.6(d). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Administrative Agent and the Borrower) together with payment to the Administrative Agent by the assigning Lender or such Assignee of a registration and processing fee of $4,000 (or $1,000 in the case of an Assignee that is already a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the closing date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. If requested by any Lender, on or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the relevant Note, if any, of the assigning Lender) a new Note, as the case may be, to the order of such Assignee in amounts reflecting the Revolving Credit Commitment or applicable Term Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Note, as the case may be, to the order of the assigning Lender in amounts reflecting the Revolving Credit Commitment or applicable Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Funding Date, and shall otherwise be in the form of the Note replaced thereby.

                  (f) Subject to the provisions of subsection 11.15, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and their Affiliates prior to becoming a party to this Agreement.

                  (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law and any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Borrower, assign or pledge all or any portion of its Loans and its Notes to any holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this subsection 11.6.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to subsection 2.23, 2.24 or 2.25 than the Granting Lender would have been entitled to received had the Granting Lender not otherwise granted such SPC the option to provide any Loan to the Borrower. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent that, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the Administrative Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the Administrative Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any extensions of credit made by an SPC shall be exercised only by the relevant Granting Lender. Each Granting Lender shall serve as the administrative agent and attorney in fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. The Borrower, the Administrative Agent and the Lenders may rely thereon without any requirement that the SPC sign or acknowledge the same. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent, assign all or a portion of its interest in any Loans to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

                  11.7. Adjustments; Set-off. (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans then due and owing, or interest thereon then due and owing, such benefited Lender shall purchase for cash from such other Lender a participating interest in such portion of each such other Lender's Revolving Credit Loans, Term Loans or CAF Advances, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under any Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  11.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11. GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  11.13. Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  11.14. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.15. Confidentiality. Each Lender agrees to keep the information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery to such Lender confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's directors, employees, representatives, attorneys, accountants, agents or Affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to Transferees or potential Transferees who agree to be bound by the provisions of this subsection 11.15, (e) to the extent required in connection with any litigation between the Borrower and any Lender with respect to the Loans or this Agreement or any other Loan Document, (f) to the Administrative Agent or any other Lender,
(g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this subsection 11.15), (i) in connection with the exercise of any remedy hereunder or under the other Loan Documents or (j) with the Borrower's prior written consent. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                           For: SYBRON INTERNATIONAL CORPORATION



                           By: /s/ JEFFREY C. LEATHE
                              -------------------------------------------
                              Title: Vice President - Assistant Treasurer


                           THE CHASE MANHATTAN BANK, as
                           Administrative Agent and as a Lender



                           By: /s/ BRUCE BORDEN
                              -------------------------------------------
                              Title: BRUCE BORDEN
                                     VICE PRESIDENT

                                       THE FUJI BANK, LIMITED.
                                       as a Lender


                                       By: /s/ YUJI TANAKE
                                          -------------------------------
                                       Name:   Yuji Tanake
                                       Title:  VP & Manager

                                       THE BANK OF TOYKO-MITSUBISHI LTD.
                                       CHICAGO BRANCH,
                                       as a Lender


                                       By: /s/ HISASHI MIYASHIRO
                                          -------------------------------
                                       Name:   HISASHI MIYASHIRO
                                       Title:  DEPUTY GENERAL MANAGER

                                       BHF (USA) CAPITAL CORPORATION
                                       as a Lender


                                       By: /s/ JENNIFER M. LI
                                          -------------------------------
                                       Name:     JENNIFER M. LI
                                       Title:    ASSOCIATE


                                       By: /s/ THOMAS J. SCIFO
                                          -------------------------------
                                       Name:     THOMAS J. SCIFO
                                       Title:    VICE PRESIDENT
                                                 PORTFOLIO MANAGEMENT

                                       UBS AG.STAMFORD BRANCH,
                                       as a Lender


                                       By: /s/ WILFRED V. SAINT
                                          -------------------------------
                                       Name:   Wilfred V. Saint
                                       Title:  Associate Director
                                               Banking Products Services,US


                                       By: /s/ THOMAS R. SALZANO
                                          -------------------------------
                                               Thomas R. Salzano
                                               Director
                                               Banking Products Services,US

                                       THE BANK OF NEW YORK
                                       as a Lender


                                       By: /s/ ANN MARIE HUGHES
                                          -------------------------------
                                       Name:   ANN MARIE HUGHES
                                       Title:  Vice President

                                       THE INDUSTRIAL BANK OF JAPAN
                                       TRUST COMPANY,
                                       as a Lender


                                       By: /s/ J. KENNETH BIEGEN
                                          -------------------------------
                                       Name:   J. KENNETH BIEGEN
                                       Title:  SENIOR VICE PRESIDENT

                                       MICHIGAN NATIONAL,
                                       as a Lender


                                       By: /s/ TERESA L. IRLAND
                                          -------------------------------
                                       Name:   TERESA L. IRLAND
                                       Title:  FIRST VICE PRESIDENT

                                       SUNTRUST BANK,
                                       as a Lender


                                       By: /s/ W. DAVID WISDOM
                                          -------------------------------
                                       Name:   W. DAVID WISDOM
                                       Title:  Vice President

                                       CREDIT INDUSTRIEL ET COMMERCIAL,
                                       as a Lender


                                       By: /s/ ALBERT M. CALO
                                          -------------------------------
                                       Name:   Albert M. Calo
                                       Title:  Vice President


                                       By: /s/ ERIC LONGUET
                                          -------------------------------
                                       Name:   Eric Longuet
                                       Title:  Vice President

                                       BANK ONE, NA (MAIN CHICAGO OFFICE),
                                       as Documentation Agent and as a Lender


                                       By: /s/ JENNY A. GILPIN
                                          -------------------------------
                                       Name:   JENNY A. GILPIN
                                       Title:  FIRST VICE PRESIDENT

                                       THE BANK OF NOVA SCOTIA,
                                       as a Lender


                                       By: /s/ MICHAEL BRADLEY
                                          -------------------------------
                                       Name: Michael Bradley
                                            -----------------------------
                                       Title:  Authorized Signatory

                                       THE SANWA BANK LIMITED,
                                       as a Lender


                                       By: /s/ LEE E. PREWITT
                                          -------------------------------
                                       Name:   Lee E. Prewitt
                                       Title:  Vice President

                                       ABN AMRO BANK N.V.,
                                       as a Lender


                                       By: /s/ WESLEY P. PASSAVIS
                                          -------------------------------
                                       Name:   Wesley P. Passavis
                                       Title:  Senior Vice President
                                               and Managing Director


                                           /s/ THOMAS K. PETERSON
                                          -------------------------------
                                               Thomas K. Peterson
                                               Senior Vice President
                                               Diversified Industries Central

                                       CREDIT SUISSE FIRST BOSTON,
                                       as a Lender


                                       By: /s/ WILLIAM S. LUTKINS
                                          -------------------------------
                                       Name:   WILLIAM S. LUTKINS
                                       Title:  VICE PRESIDENT


                                       By: /s/ ROBERT N. FINNEY
                                          -------------------------------
                                       Name:   Robert N. Finney
                                       Title:  Managing Director

                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION,
                                       as a Lender


                                       By: /s/ TOSHIHIRO HAYASHI
                                          -------------------------------
                                       Name:   TOSHIHIRO HAYASHI
                                       Title:  Senior Vice President

                                       BANK HAPOALIM B.M.,
                                       as a Lender


                                       By: /s/ JAMES P.SURLESS
                                          -------------------------------
                                       Name:   James P.Surless
                                       Title:  Vice President


                                       By: /s/ LAURA ANNE RAFFA
                                          -------------------------------
                                       Name:   LAURA ANNE RAFFA
                                       Title:  FIRST VICE PRESIDENT &
                                               CORPORATE MANAGER

                                       FIRST UNION NATIONAL BANK,
                                       as a Lender


                                       By: /s/ KEITH S. LAW
                                          -------------------------------
                                       Name:   Keith S. Law
                                       Title:  Vice President

                                       COMERICA BANK,
                                       as a Lender


                                       By: /s/ ASHLEY S. YASHIN
                                          -------------------------------
                                       Name:   Ashley S. Yashin
                                       Title:  Account Officer

                                E.SUN COMMERCIAL BANK, LTD.,
                                LOS ANGELES BRANCH,
                                as a Lender


                                By: /s/ CHENG HSIUNG CHEN
                                   -------------------------------
                                Name:   Cheng Hsiung Chen
                                Title:  SVP & General Manager


                                By: /s/ BENJAMIN LIN
                                   -------------------------------
                                Name:   Benjamin Lin
                                Title:  SVP & Chief Operating Officer

                                       BANK OF AMERICA, N.A.,
                                       as Syndication Agent and as a Lender


                                       By: /s/ PHILIP S. DURAND
                                          -------------------------------
                                       Name:   PHILIP S. DURAND
                                       Title:  PRINCIPAL

                                       FLEET NATIONAL BANK,
                                       as a Lender


                                       By: /s/ ROGER C. BOUCHER
                                          -------------------------------
                                       Name:   ROGER C. BOUCHER
                                       Title:  DIRECTOR

                                       THE DAI-ICHI KANGYO BANK, LTD.,
                                       as a Lender


                                       By: /s/ NELSON Y. CHANG
                                          -------------------------------
                                       Name:   Nelson Y. Chang
                                       Title:  Vice President

                                       BNP PARIBAS,
                                       as a Lender


                                       By: /s/ CHRISTOPHER CRISWELL
                                          -------------------------------
                                       Name:   Christopher Criswell
                                       Title:  Director


                                       By: /s/ AMAUD COLLIN DU BOCAGE
                                          -------------------------------
                                       Name:   Amaud Collin du Bocage
                                       Title:  Managing Director

                                   SCHEDULE I
                                   COMMITMENTS


                                                                                    COMMITMENT
LENDERS                                                 REVOLVING CREDIT             TERM LOAN                TOTAL
                                                     ----------------------- ----------------------- ---------------------
THE CHASE MANHATTAN BANK                                   $  46,875,000           $  28,125,000         $  75,000,000
Address for Notices:
One Chase Manhattan Plaza, 8th Floor
New York, NY 10081
Attn: Patricia Ciocco
Fax: 212-552-5662

BANKAMERICA                                                   46,875,000              28,125,000            75,000,000
Address for Notices:
101 North Tryon Street
Charlotte, NC 28255
Attn: Phillip Durand
Fax: 704-388-6002

BANC ONE CAPITAL MARKETS                                      46,875,000              28,125,000            75,000,000
Address for Notices:
1 Bank One Plaza
Mail Code IL1 0364
Chicago, IL 60670
Attn: Matt Eggenberger
Fax: 312-732-1117

ABN AMRO BANK N.V.                                           37,5000,000              22,500,000            60,000,000
Address for Notices:
208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn: John Byrd
Fax: 312-992-5111

FLEETBOSTON                                                  37,5000,000              22,500,000            60,000,000
Address for Notices:
100 Federal Street
Boston, MA 02110
Attn: Matthew C. Correia
Fax: 617-434-0800

MIZUHO
         Dai Ichi Kangyo Bank                                 12,500,000               7,500,000            20,000,000
         Address for Notices:
         One World Trade Center
         Suite 4911
         New York, NY 10048
         Attn: Marek Stawinski
         Fax: 212-524-0579

         Fuji Bank                                            12,500,000               7,500,000            20,000,000
         Address for Notices:
         Two World Trade Center
         New York, NY 10048
         Attn: Nancy Fishman
         Fax: 212-912-0516

         Industrial Bank of Japan                             12,500,000               7,500,000            20,000,000
         Address for Notices:
         1251 Avenue of the Americas
         New York, NY 10020
         Attn: Yumiko Kojima
         Fax: 212-282-4488

BANK OF NOVA SCOTIA                                           28,125,000              16,875,000            45,000,000
Address for Notices:
28 State Street, 17th Floor
Boston, MA 02109
Attn: Michael Bradley
Fax: 617-624-7607

BANK OF TOKYO-MITSUBISHI                                      28,125,000              16,875,000            45,000,000
Address for Notices:
227 West Monroe Street, Suite 2300
Chicago, IL 60606
Attn: Wayne Yamanaka
Fax: 312-696-4535

FIRST UNION                                                   28,125,000              16,875,000            45,000,000
Address for Notices:
201 South College Street CP-17
Charlotte, NC 28288-0735
Attn: Lewis Cyr
Fax: 610-821-2307

BNP PARIBAS                                                   21,875,000              13,125,000            35,000,000
Address for Notices:
787 Seventh Avenue
New York, NY 10019
Attn: Christopher Criswell
Fax: 212-841-3049

BANK OF NEW YORK                                              15,625,000               9,375,000            25,000,000
One Wall Street
New York, NY 10286
Attn: Christopher Kordes
Fax: 212-635-1481

CREDIT INDUSTRIEL ET COMMERCIAL                               15,625,000               9,375,000            25,000,000
520 Madison Avenue
New York, NY 10022
Attn: Albert M. Calo
Fax: 212-715-4535

CSFB                                                          15,625,000               9,375,000            25,000,000
Address for Notices:
11 Madison Avenue
New York, NY 10010
Attn: William Lutkins
Fax: 212-325-8319

SUNTRUST BANKS, INC.                                          15,625,000               9,375,000            25,000,000
Address for Notices:
711 Fifth Avenue, 16th Floor
New York, NY 10022
Attn: Maria C. Mamilovich
Fax: 212-371-9386

UBS                                                           15,625,000               9,375,000            25,000,000
Address for Notices:
677 Washington Blvd.
Stamford, CT 06901
Attn: Will Saint

BHF (USA) CAPITAL CORP.                                       12,500,000               7,500,000            20,000,000
Address for Notices:
590 Madison Avenue
New York, NY 10022
Attn: Jennifer M. Li
Fax: 212-786-5536

COMERICA BANK                                                  9,375,000               5,625,000            15,000,000
Address for Notices:
U.S. Banking East
500 Woodward Avenue, 9th Floor
MC 3279
Detroit, MI 48275-3279
Attn: Ashley S. Yashin

MICHIGAN NATIONAL                                              9,375,000               5,625,000            15,000,000
Address for Notices:
27777 Inkster Road
Farmington Hills, MI 48334
Attn: Teresa Irland
Fax: 248-473-4345

MITSUBISHI TRUST                                               9,375,000               5,625,000            15,000,000
Address for Notices:
520 Madison Avenue, 26th Floor
New York, NY 10022
Attn: Michael Dorin
Fax: 212-644-6825

SANWA BANK                                                     9,375,000               5,625,000            15,000,000
Address for Notices:
10 South Wacker Drive, Suite 1825
Chicago, IL 60606
Attn: Lee Prewitt
Fax: 312-346-6677

BANK HAPOALIM                                                  6,250,000               3,750,000            10,000,000
Address for Notices:
1177 Avenue of the Americas
New York, NY 10036
Attn: Laura Anne Raffa
Fax: 212-782-2187

E.SUN BANK                                                     6,250,000               3,750,000            10,000,000
Address for Notices:
17700 Castleton St., Suite 500
City of Industry, CA 91748
Attn: Teddy Mou
Fax: 626-839-5531

                                                          --------------          --------------         -------------
TOTAL                                                     $  500,000,000          $  300,000,000         $ 800,000,000

                                   SCHEDULE II
                            SALE LEASEBACK AGREEMENTS

1. Amended and Restated Guaranty and Suretyship Agreement dated as of December 11, 2000 by Sybron International Corporation, f/k/a Sybron Acquisition Company, to Corporate Property Associates 8 - A Delaware Limited Partnership and Corporate Property Associates 7 - A California Limited Partnership.

2. First Amendment to Lease Agreement made as of December 11, 2000 by Corporate Property Associates 8 - A Delaware Limited Partnership and Corporate Property Associates 7 - A California Limited Partnership, as Landlord, and Barnstead Thermolyne Corporation, as Tenant.

3. First Amendment to Lease Agreement made as of December 11, 2000 by Corporate Property Associates 8 - A Delaware Limited Partnership and Corporate Property Associates 7 - A California Limited Partnership, as Landlord, and Erie Scientific Company, as Tenant.

4. First Amendment to Lease Agreement made as of December 11, 2000 by Corporate Property Associates 8 - A Delaware Limited Partnership and Corporate Property Associates 7 - A California Limited Partnership, as Landlord, and Nalge Nunc International Corporation, f/k/a Nalge Company, as Tenant.

                                  SCHEDULE III
                              SUBSIDIARY GUARANTORS


                               Alexon-Trend, Inc.
                             Applied Biotech, Inc.
                        Barnstead Thermolyne Corporation
                          Chase Scientific Glass, Inc.
                        Consolidated Technologies, Inc.
                            Erie Scientific Company
                     Erie Scientific Company of Puerto Rico
                        Ever Ready Thermometer Co., Inc.
                                  Genevac Inc.
                           Lab-Line Instruments, Inc.
                             Lab Vision Corporation
                        Matrix Technologies Corporation
                            Microgenics Corporation
                          Molecular BioProducts, Inc.
                      Nalge Nunc International Corporation
                          National Scientific Company
                          The Naugatuck Glass Company
                          NERL Diagnostics Corporation
                          Owl Separation Systems, Inc.
                                   Remel Inc.
                        Richard-Allan Scientific Company
                         Robbins Scientific Corporation
                          Samco Scientific Corporation
                           Summit Biotechnology, Inc.
                     Sybron Laboratory Products Corporation
                            Sybron Transition Corp.
                        Vacuum Process Technology, Inc.

                                   SCHEDULE V
                           EXISTING LETTERS OF CREDIT

                              CHASE MANHATTAN BANK

                        EXPIRATION
NUMBER                  BENEFICIARY                              AMOUNT                        DATE
------                  -----------                              ------                        ----

LCG-111046            Hartford Accident                       274,989.69 USD                 01/01/01

LCP-281181            DRI Landlord                             50,000.00 USD                 04/30/01

LCP-200856            Michael Kohl                         15,000,000.00 USD                 05/09/01

LCP-379525            Oregon State University                 122,820.00 USD                 05/15/01

LCT-249578            Zurich Insurance Co.                  1,117,500.00 USD                 09/30/01

LCT-362480            Home Insurance Co.                      382,500.00 USD                 09/30/01

LCG-243902            Coakley Landfill Super                  133,284.00 USD                 10/30/01




                                   SCOTIA BANK

           Dr. Michael Pfeifer                     997,000.00 CHF

                                  SCHEDULE 4.10

             CERTAIN REQUIREMENTS OF LAW AND CONTRACTUAL OBLIGATIONS

Certain of the Parent's subsidiaries are subject to FDA regulations and environmental and occupational safety and health regulations. There is no assurance that future changes in such regulations will not have a Material Adverse Effect.

                                 SCHEDULE 4.15A
                                  SUBSIDIARIES


              (states of incorporation of U.S. subsidiaries noted)


                       Alexon-Trend, Inc. (inc. Wisconsin)
                     Applied Biotech, Inc. (inc. California)
                Barnstead Thermolyne Corporation (inc. Delaware)
                         Centripetal Technology Limited*
                  Chase Scientific Glass, Inc. (inc. Wisconsin)
                Consolidated Technologies, Inc. (inc. Wisconsin)
                        Electrothermal Engineering Ltd.*
                              Erie Electroverre SA*
                     Erie Scientific Company (inc. Delaware)
             Erie Scientific Company of Puerto Rico (inc. Delaware)
                          Erie Scientific Hungary Kft.*
                       Erie-Watala Glass Company Limited*
                Ever Ready Thermometer Co., Inc. (inc. Wisconsin)
                          Genevac Inc. (inc. New York)
                                Genevac Limited*
                              Gerhard Menzel GmbH*
               Gerhard Menzel Glasbearbeitungswerk GmbH & Co. KG*
                   Lab-Line Instruments, Inc. (inc. Delaware)
                        Labomex MBP, S. de R.L. de C.V.*
                    Lab Vision Corporation (inc. California)
                            Lab Vision U.K. Limited*
                 Matrix Technologies Corporation (inc. Delaware)
                    Matrix Technologies Corporation Limited*
                        Mexoserv Company (inc. Delaware)
                     Microgenics Corporation (inc. Delaware)
                      Microgenics Diagnostic Pty. Limited*
                                Microgenics GmbH*
                           Microm International GmbH*
                             Microm Laborgerate SL*


--------
* Foreign Corporation

                                 SCHEDULE 4.15A
                                  SUBSIDIARIES


                  Molecular BioProducts, Inc. (inc. California)
                           MTRX Corp. (inc. Delaware)
                                 NNI Biotech AB*
                             Nalge (Europe) Limited*
              Nalge Nunc International Corporation (inc. Delaware)
                         Nalge Nunc International, KK*
                  National Scientific Company (inc. Wisconsin)
                 The Naugatuck Glass Company (inc. Connecticut)
                  NERL Diagnostics Corporation (inc. Wisconsin)
                                    Nunc A/S*
                               Nunc GmbH & Co. KG*
                                Nunc UK Limited*
                             Nunc Verwaltungs GmbH*
                  Owl Separation Systems, Inc. (inc. Wisconsin)
                           Remel Inc. (inc. Wisconsin)
                Richard-Allan Scientific Company (inc. Wisconsin)
                Robbins Scientific Corporation (inc. California)
                      Robbins Scientific (Europe) Limited*
                  Samco Scientific Corporation (inc. Delaware)
                          Scherf Prazision Europa GmbH*
                            Stem Corporation Limited*
                   Summit Biotechnology, Inc. (inc. Wisconsin)
                            Sybron Deutschland GmbH*
                        Sybron Foreign Sales Corporation*
                              Sybron Holdings A/S*
             Sybron Laboratory Products Corporation (inc. Delaware)
                              Sybron Pensions Ltd.*


--------
* Foreign Corporation

                                 SCHEDULE 4.15A
                                  SUBSIDIARIES


                     Sybron Transition Corp. (inc. Delaware)
                               Sybron UK Limited*
                 Vacuum Process Technology, Inc. (inc. Delaware)

--------
* Foreign Corporation

                                  SCHEDULE 4.19
                     CERTAIN SUBSIDIARIES NOT OWNED DIRECTLY
                           OR INDIRECTLY BY THE PARENT

                        ERIE-WATALA GLASS COMPANY LIMITED

HOLDING OF STOCK                             NUMBER OF SHARES              PERCENTAGE OWNED
----------------                             ----------------              ----------------
Erie Scientific Company                      42 voting shares                     50
Watala Company Limited                       30 voting shares                     30
Chan Wing Han                                12 voting shares                     14
Erie Scientific Company                   16 nonvoting shares                    100

                          NALGE NUNC INTERNATIONAL K.K.

HOLDING OF STOCK                             NUMBER OF SHARES              PERCENTAGE OWNER
----------------                             ----------------              ----------------
Nalge Nunc International                          37,500                               75
Corporation

Hiro Miura                                        12,500                               25

                                  SCHEDULE 4.6

                               EXISTING LITIGATION


                                      None

                                                                       EXHIBIT A
                                                             TO CREDIT AGREEMENT



                           FORM OF CLOSING CERTIFICATE

         Pursuant to Section 5.1(c) of the Credit Agreement dated as of December 1, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sybron International Corporation, a Wisconsin corporation (the "Borrower"), the Lenders named therein, the other banks and financial institutions from time to time parties thereto, Bank One, NA, as Documentation Agent, Bank of America, N.A., as Syndication Agent, Chase Securities Inc., as Lead Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent, each of the undersigned duly authorized officers, on behalf of the applicable entity and not individually, hereby certifies as follows:

                  Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined;

                  The representations and warranties (i) set forth in the Credit Agreement and the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with any of the foregoing and (ii) made by the corporation whose name is set forth above my signature are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date; and

                  Immediately prior to and immediately after the making of any extension of credit requested to be made on the date hereof, no Default or Event of Default will have occurred and will be continuing under the Credit Agreement;

and each of the undersigned Secretaries or Assistant Secretaries, as the case may be, hereby certifies as follows:

                  There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the corporation whose name is set forth above my signature nor has any other event occurred affecting or threatening the corporate existence of such corporation; and

                  The corporation whose name is set forth above my signature is a corporation duly incorporated, validly existing and in good standing (or similar concept under applicable state law) under the laws of its state of incorporation.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of December, 2000.





SYBRON INTERNATIONAL                       SYBRON INTERNATIONAL
CORPORATION                                CORPORATION

-------------------------------            -------------------------------
Title:                                     Title:

                                                                       EXHIBIT C
                                                             TO CREDIT AGREEMENT



                        FORM OF ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement, dated as of December 1, 2000 (as the same may be amended, supplemented or modified from time to time, the "Credit Agreement"), among Sybron International Corporation, a Wisconsin corporation (the "Borrower"), the Lenders named therein, the several banks and other financial institutions from time to time party thereto, Bank One, NA, as Documentation Agent, Bank of America, N.A., as Syndication Agent, Chase Securities Inc., as Lead Arranger and Book Manager (in such capacity, the "Arranger") and The Chase Manhattan Bank, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         [__________] (the "Assignor") and [__________] (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a [___]% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

         2. The Assignor (A) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (B) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (C) attaches any Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignee (if requested by the Assignee) and (if the Assignor has retained any interest in the Assigned Facility) a new Note or Notes payable to the Assignor (if requested by the Assignor) in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective
                  Date).

         3. The Assignee (A) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (B) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (C) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;
                  (D) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (E) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is a Non-U.S. Lender, its obligation pursuant to paragraph 2.25(c) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be [_______, ___] (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 11.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (A) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (B) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
                        RELATING TO THE CREDIT AGREEMENT,
                          DATED AS OF DECEMBER 1, 2000,
                                      AMONG
                        SYBRON INTERNATIONAL CORPORATION,
            THE LENDERS NAMED THEREIN, THE OTHER BANKS AND FINANCIAL
                INSTITUTIONS FROM TIME TO TIME PARTIES THERETO,
         BANK ONE, NA, AS DOCUMENTATION AGENT, BANK OF AMERICA, N.A., AS
                               SYNDICATION AGENT,
          CHASE SECURITIES INC., AS LEAD ARRANGER AND BOOK MANAGER AND
                THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT
                                FOR THE LENDERS,.

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

                     Credit                                 Principal
                Facility Assigned                        Amount Assigned                  Commitment Percent Assigned
                -----------------                        ---------------                  ---------------------------

[Revolving Facility]                                     $[___________]                           [_______]%

[Term Facility]                                          $[___________]                           [_______]%


            [Name of Assignee]                       [Name of Assignor]



By:                                          By:
    --------------------------------            --------------------------------
    Name:                                       Name:
    Title:                                      Title:

Accepted:

THE CHASE MANHATTAN BANK,                    SYBRON INTERNATIONAL CORPORATION
as Administrative Agent

By:                                          By:
    --------------------------------            --------------------------------
    Name:                                       Name:
    Title:                                      Title:

                                                                       EXHIBIT D
                                                             TO CREDIT AGREEMENT



                                     FORM OF
                            CAF ADVANCE CONFIRMATION

                                                            [_________ __, ____]

Chase Loan and Agency Services
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

         Reference is made to the Credit Agreement dated as of December 1, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sybron International Corporation, a Wisconsin corporation, (the "Borrower"), the Lenders named therein, the other banks and financial institutions from time to time parties thereto, Bank One, NA, as Documentation Agent, Bank of America, N.A., as Syndication Agent, Chase Securities Inc., as Lead Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with subsection 2.5(d) of the Credit Agreement, the undersigned, on behalf of itself, accepts and confirms the offers by the CAF Advance Lender(s) to make CAF advances to the undersigned on [_____, __] under subsection 2.5(d) in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

                                       Very truly yours,

                                       SYBRON INTERNATIONAL CORPORATION


                                       By:
                                          -----------------------------------
                                          Title:

[NOTE: The Borrower must attach the CAF Advance offer list prepared by the Administrative Agent with the accepted amount entered by the Borrower to the right of each CAF Advance offer].

                                                                       EXHIBIT E
                                                             TO CREDIT AGREEMENT



                                     FORM OF
                                CAF ADVANCE OFFER

                                                            [_________ __, ____]

Chase Loan and Agency Services
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

         Reference is made to the Credit Agreement dated as of December 1, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sybron International Corporation, a Wisconsin corporation (the "Borrower"), the Lenders named therein, the other banks and financial institutions from time to time parties thereto, Bank One, NA, as Documentation Agent, Bank of America, N.A., as Syndication Agent, Chase Securities Inc., as Lead Arranger and Book Manager and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with subsection 2.5 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder in the following amounts with the following maturity dates:


Borrowing Date:   __________, ____                     Aggregate Maximum Amount: $_________
----------------------------------                     ------------------------------------

Maturity Date 1:                                       Maximum Amount: $__________
                                                       $________ offered at _______*
----------, ----
                                                       $________ offered at _______*

Maturity Date 2:                                       Maximum Amount: $__________
                                                       $________ offered at _______*
----------, ----
                                                       $________ offered at _______*

Maturity Date 3:                                       Maximum Amount: $__________
                                                       $________ offered at _______*
----------, ----
                                                       $________ offered at _______*

         [NOTE: Insert the interest rate offered for the specified CAF Advance where indicated by an asterisk (*). In the case of Eurodollar Rate CAF Advances, insert a margin bid.

         In the case of Fixed Rate CAF Advances, insert a fixed rate bid.]

                                      Very truly yours,

                                      [NAME OF LENDER]


                                      By:
                                         ----------------------------------
                                         Title:
                                         Telephone No.:
                                         Telecopy No.:

                                                                       EXHIBIT F
                                                             TO CREDIT AGREEMENT



                                     FORM OF
                               CAF ADVANCE REQUEST

                                                            [_________ __, ____]

Chase Loan and Agency Services
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

         Reference is made to the Credit Agreement dated as of December 1, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sybron International Corporation, a Wisconsin corporation, (the "Borrower"), the Lenders named therein, the other banks and financial institutions from time to time parties thereto, Bank One, NA, as Documentation Agent, Bank of America, N.A., as Syndication Agent, Chase Securities Inc., as Lead Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         This is a [Fixed Rate] [Eurodollar Rate] CAF Advance Request pursuant to subsection 2.5 of the Credit Agreement requesting offers for the following CAF Advances:

         [NOTE: Pursuant to the Credit Agreement, a CAF Advance Request may be transmitted in writing, by telecopy, or by telephone, immediately confirmed by telecopy. In any case, a CAF Advance Request shall contain the information specified in the second paragraph of this form.]


                                                        LOAN 1                  LOAN 2                 LOAN 3
                                                 ---------------------- ----------------------- ----------------------

            AGGREGATE PRINCIPAL AMOUNT                $__________            $__________             $_________

                  BORROWING DATE

            CAF ADVANCE MATURITY DATE

        CAF ADVANCE INTEREST PAYMENT DATES

                                      Very truly yours,

                                      SYBRON INTERNATIONAL CORPORATION


                                      By:
                                         ----------------------------------
                                         Title:

                                                                       EXHIBIT G


                          FORM OF EXEMPTION CERTIFICATE


         Reference is made to the Credit Agreement, dated as of December 1, 2000 (as the same may be amended, supplemented or modified from time to time, the "Credit Agreement"), among Sybron International Corporation, a Wisconsin corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), Bank One, NA, as Documentation Agent, Bank of America, N.A., as Syndication Agent, Chase Securities Inc., as Lead Arranger and Book Manager (in such capacity, the "Arranger") and The Chase Manhattan Bank, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [______________________] (the "Non-U.S. Lender") is providing this certificate pursuant to subsection 2.25(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

         I. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

         II. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

                  (c) the Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

                  (d) the Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                      [NAME OF NON-U.S. LENDER]


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

Date:
     -----------------------------